Exhibit 10.11

LEASE

BY AND BETWEEN

MENLO PREHC I, LLC, a Delaware limited liability company, MENLO PREPI I, LLC, a

Delaware limited liability company, and TPI INVESTORS 9, LLC,

a California limited liability company, LESSOR

AND

FORTY SEVEN, INC., a Delaware corporation, LESSEE

Menlo Business Park

1490 O’Brien Drive, Suites A, B and E

Menlo Park, California 94025

April 13, 2016

1.

-i-

(continued)

SCHEDULE OF EXHIBITS

EXHIBIT “A”         Legal Description of 1490 O’Brien Drive

EXHIBIT “B”         Menlo Business Park Master Plan

EXHIBIT “C”         Floor Plan of Building #10

EXHIBIT “D”         Commencement Memorandum

EXHIBIT “E”         Lessee’s Hazardous Materials

EXHIBIT “F”         Description of Market Ready Improvements

EXHIBIT “F-1”      Estimate of Market Ready Improvements and Tenant Improvements

EXHIBIT “G”        Description of Tenant Improvements

-ii-

LEASE

Menlo Business Park

Portion of Building #10

1490 O’Brien Drive, Suites A, B and E,

Menlo Park, California 94025

THIS LEASE, referred to herein as this “Lease,” is made and entered into as of April 13, 2016, by and between MENLO PREHC I, LLC, a Delaware limited liability company, MENLO PREPI I, LLC, a Delaware limited liability company, and TPI Investors 9, LLC, a California limited liability company, hereafter collectively referred to as “Lessor,” and FORTY SEVEN, INC., a Delaware corporation, hereafter referred to as “Lessee”.

RECITALS:

A.    Lessor is the owner of the real property located in Menlo Business Park, Menlo Park, California, commonly referred to as 1490 O’Brien Drive, Menlo Park, California 94025 more particularly described on Exhibit “A” attached hereto and incorporated by reference herein, consisting of a parcel of land containing approximately 1.68 acres, together with all easements and appurtenances thereto (collectively, the “Land”) and the existing building thereon, referred to as Building #10, containing approximately thirty thousand six hundred twenty three (30,623) rentable square feet and all other improvements located thereon (collectively, the “Improvements”). The Land and Improvements are referred to herein collectively as the “Property.” The Menlo Business Park Master Plan is attached hereto as Exhibit “B” and incorporated by reference herein, and identifies the properties that comprise the Menlo Business Park. Building #10 is referred to herein as the “Building.” The floor plan of the Premises is attached hereto as Exhibit “C” and incorporated by reference herein.

B.    Lessor and Lessee wish to enter into this Lease of the Premises defined in Paragraph 1 upon the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.    Lease. Lessor hereby leases to Lessee, and Lessee leases from Lessor, at the rental rate and upon the terms and conditions set forth herein, the Premises (as hereinafter defined). Beginning on the Commencement Date (as defined in Paragraph 2(a)), Lessor hereby leases to Lessee, and Lessee leases from Lessor, the portion of the Building consisting of approximately twenty one thousand five hundred nineteen (21,519) rentable square feet as shown on the floor plan of the Building attached hereto as Exhibit “C” (the “Premises”). The Premises shall include the right to use Lessee’s share of the on-site parking spaces pursuant to Paragraph 28, the exclusive right to use the common areas on the second floor of the Building as depicted and described on Exhibit “C”, so long as the Premises includes both Suite “B” and Suite “E” of the Building, the non-exclusive right to use the common areas of the Building as depicted on Exhibit “C”, and the other Improvements on the Property intended for use in common by the tenants of the Building. Lessee’s Pro Rata Share of the Building shall mean 70.27% throughout the Term.

1.

2.    Term.

(a)    The term of this Lease (the “Term”) shall commence on the sooner of (i) the date that Lessor delivers the Premises to Lessee in the required condition with the Tenant Improvements summarized on Exhibit “F” and Exhibit “G” attached hereto Substantially Completed (the “Commencement Date”) and (ii) the date Lessee first commences business operations in the Premises. Upon the Commencement Date, the Building and all of the systems of the Building (including lighting systems, the back-up generator and fume hoods), shall be in vacant, broom clean, good operating condition and repair, including the HVAC, mechanical, electrical, and plumbing systems. Notwithstanding anything to the contrary in this Lease, if the Building or any of the systems of the building are not delivered in good operating condition, and such condition is not due to Lessee’s use of, or activities or work in, the Premises or Building, Lessor shall (as Lessee’s sole remedy therefor) correct such condition at Lessor’s cost within a commercially reasonable time after Lessor’s receipt of written notice from Lessee (provided that such notice from Lessee must be received within sixty (60) days following the Commencement Date). The Commencement Date shall be confirmed in writing by Lessor and Lessee by the execution and delivery of the Commencement Memorandum in the form attached hereto as “Exhibit “D.”

(b)    The Term of this Lease shall expire, unless sooner terminated in accordance with the provisions hereof or as permitted by law, on the last day of the sixtieth (60th) full calendar month after the Commencement Date.

(c)    Lessee acknowledges that the applicable ordinance of the City of Menlo Park (the “City”) requires that Lessee must obtain a Conditional Use Permit (“CUP”) from the City if Lessee maintains on the Premises five (5) gallons or more of Hazardous Materials (as defined in Paragraph 9). Accordingly, for the period from the Commencement Date until the date Lessee obtains the CUP from the City permitting Lessee to maintain on the Premises five (5) gallons or more of Hazardous Materials, Lessee shall maintain less than five (5) gallons of Hazardous Materials on the Premises. Lessee shall promptly apply for and shall use its commercially reasonable good faith diligent efforts to comply with the City’s requirements for the issuance to Lessee of the CUP. Lessor shall not be responsible for the issuance of the CUP. Lessee shall deliver a copy of the CUP to Lessor and Lessee shall comply with the provisions thereof.

(d)    If possession of the Premises is not delivered to Lessee in the required condition by November 1, 2016, Lessee may, at its option, by notice in writing received by Lessor after such date and before the date possession is so delivered, terminate this Lease, in which event Lessor shall refund to Lessee the prepaid Monthly Base Rent and the Security Deposit, and the parties shall be discharged from all further obligations hereunder, except for those obligations which by the express terms hereof survive the termination of this Lease. If such written notice is not received by Lessor on or before the date possession is so delivered, Lessee’s right to cancel this Lease pursuant to this Paragraph 2(d) shall terminate and be of no further force or effect.

2.

3.    Option to Extend.

(a)    Lessor hereby grants to Lessee one (1) option to extend the term of this Lease (the “Option to Extend”) for a period of sixty (60) months (the “Extended Term”) immediately following the expiration of the Term. Lessee may exercise the Option to Extend by giving written notice of exercise to Lessor at least twelve (12) months but no more than fifteen (15) months prior to the expiration of the initial Term of this Lease (the “Option Exercise Period”), time being of the essence; provided that if Lessee is in a state of uncured default after the expiration of all applicable notice and cure periods under this Lease at either the time of the exercise of the Option to Extend or on the commencement date of the Extended Term, such notice shall be void and of no force or effect. The Extended Term, if the Option to Extend is exercised, shall be upon the same terms and conditions as the initial Term of this Lease, including the payment by Lessee of the Additional Rent pursuant to Paragraph 5, except that (1) Lessee shall pay Monthly Base Rent, as determined as set forth in this Paragraph 3, during the Extended Term, (2) there shall be no additional option to extend, and (3) Lessee shall accept the Premises in their then “as is” condition. If Lessee does not exercise the Option to Extend in a timely manner the Option to Extend shall lapse, time being of the essence.

(b)    The Option to Extend granted to Lessee by this Paragraph 3 is granted for the personal benefit of Forty Seven, Inc., a Delaware corporation only, and shall be exercisable only by Forty Seven, Inc., a Delaware corporation or a Permitted Transferee. The Option to Extend may not be assigned or transferred to any assignee or sublessee other than a Permitted Transferee.

(c)    The Monthly Base Rent for the Premises during the Extended Term shall be determined pursuant to the provisions of this Paragraph 3(c) and shall equal the then current fair market rental for the Premises on the commencement date of the Extended Term as determined by agreement between the Lessor and Lessee reached prior to the expiration of the Option Exercise Period, if possible, and by the process of appraisal if the parties cannot reach agreement.

(d)    Upon the written request by Lessee to Lessor received by Lessor at any time during the thirty (30) day period prior to the expiration of the Option Exercise Period and prior to the exercise by Lessee of the Option to Extend, Lessor shall give Lessee written notice of Lessor’s good faith opinion of the amount equal to the fair market rental value of the Premises for the Extended Term. Thereafter, upon the request of Lessee, Lessor and Lessee shall enter into good faith negotiations during the remainder of the thirty (30) days prior to the expiration of the Option Exercise Period in an effort to reach agreement on the initial Monthly Base Rent for the Premises during the Extended Term.

If Lessor and Lessee are unable to agree upon the amount equal to the fair market rental value of the Premises for the Extended Term, and thereafter, prior to the expiration of the Option Exercise Period, Lessee exercises the Option to Extend, said amount shall be determined by appraisal. The appraisal shall be performed by one appraiser if the parties are able to agree upon one appraiser. If the parties are unable to agree upon one appraiser, then each party shall appoint an appraiser and the two appraisers shall select a third appraiser. Each appraiser selected shall be a member of the American Institute of Real Estate Appraisers (AIREA) with at least five (5) years of full-time commercial real estate appraisal experience in the Menlo Park office/R&D/manufacturing rental market.

3.

If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the amount equal to the fair market Monthly Base Rent for the Premises on the commencement date of the Extended Term within fifteen (15) days following its selection. Said appraisal shall be binding on the parties as the appraised current “fair market rental” for the Premises which shall be based upon what a willing new lessee would pay and a willing lessor would accept at arm’s length for comparable premises in the Menlo Business Park of similar age, size, quality of construction and specifications (excluding the value of any improvements to the Premises made at Lessee’s cost with Lessor’s prior written consent except as otherwise permitted herein) for a lease similar to this Lease and taking into consideration that there will be no free rent, improvement allowance, or other rent concessions. If multiple appraisers are selected, each appraiser shall within ten (10) days of being selected make its determination of the amount equal to the fair market Monthly Base Rent for the Premises on the commencement date of the Extended Term in simple letter form. If two (2) or more of the appraisers agree on said amount, such agreement shall be binding upon the parties. If multiple appraisers are selected and two (2) appraisers are unable to agree on said amount, the amount equal to the fair market Monthly Base Rent for the Premises on the commencement date of the Extended Term shall be determined by taking the mean average of the appraisals; provided, that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

(e)    Thereafter, provided that Lessee has previously given timely notice to Lessor of the exercise by Lessee of the Option to Extend, Lessor and Lessee shall execute an amendment to this Lease stating that the initial Monthly Base Rent for the Premises during the Extended Term shall be equal to the determination by appraisal.

4.    Monthly Base Rent.

(a)    Commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the end of the Term, Lessee shall pay to Lessor in monthly installments in advance the Monthly Base Rent for the Premises in lawful money of the United States as follows:

Months	Square Feet	$/SF/Mo./NNN	Monthly Base Rent
1-12*	21,519	$4.10	$88,227.90
13-24	21,519	$4.22	$90,874.74
25-36	21,519	$4.35	$93,600.98
37-48	21,519	$4.48	$96,409.01
49-60	21,519	$4.61	$99,301.28

* Notwithstanding the rental amounts set forth herein, during months 1-4, until such time as Lessee or a subtenant of Lessee occupies any portion of the Premises located on the second (2nd) floor of the Building, Monthly Base Rent shall be Sixty-Eight Thousand Two Hundred Twenty-Four and 00/100 Dollars ($68,224) per month.

4.

(b)    Upon the execution and delivery of this Lease by Lessee, Lessee shall pay to Lessor the cash sum of Sixty Eight Thousand Two Hundred Twenty Four and 00/100 Dollars ($68,224.00) representing the installment of Monthly Base Rent due for the first month following the Commencement Date. Thereafter, Monthly Base Rent shall be paid monthly in advance on the first day of each calendar month. Lessee shall also pay to Lessor upon execution and delivery of this Lease, the amount of Thirty Five Thousand Five Hundred Fifty-Nine and 00/100 Dollars ($35,559.00) which amount shall be applied to the Additional Rent (as hereinafter defined) for the first calendar month of the Term. Lessee shall also pay to Lessor upon the execution and delivery of this Lease the additional amount of Three Hundred Thousand Nine Hundred Eleven and 60/100 Dollars ($352,911.60) representing the Security Deposit (as defined in Paragraph 7 below).

5.    Additional Rent; Operating Expenses and Taxes.

(a)    In addition to the Monthly Base Rent payable by Lessee pursuant to Paragraph 4, commencing on the Commencement Date Lessee shall pay to Lessor, as “Additional Rent,” (1) Lessee’s Pro Rata Share of the Operating Expenses of the Property, (2) Lessee’s pro rata share of the operating expenses for the Menlo Business Park of which the Property is a part (the “Park Expenses”), and (3) Lessee’s Pro Rata Share of the Taxes (as defined in Paragraph 5(c) below). Lessee’s pro rata share of the operating expenses of Menlo Business Park is 2.5% based upon Lessee’s Pro Rata Share of the ratio of the number of square feet of the Land in the Property to the total number of square feet of land in Menlo Business Park, as shown on Exhibit “B.” The Park Expenses, of which the Property is a part, currently include maintenance of the common areas of Menlo Business Park, parking lot lighting (cost of electricity and maintenance of the fixtures), maintenance of the network conduit, all landscape maintenance and irrigation of Menlo Business Park, Lessor’s insurance coverages of Menlo Business Park, and security patrol. The Park Expenses may include other commercially reasonable and customary items from time to time during the term of this Lease. Monthly Base Rent and Additional Rent are referred to herein collectively as “rent.”

(b)    “Operating Expenses,” as used herein, shall include all commercially reasonable and customary direct costs actually incurred by Lessor in the management, operation, maintenance, repair and replacement of the Property, including the cost of all maintenance, repairs, and restoration of the Property performed by Lessor pursuant to Paragraphs 14(b) and 14(c) hereof, as determined by generally accepted accounting principles (unless excluded by this Lease), including, but not limited to:

Personal property taxes related to the Premises; any parking taxes or parking levies imposed on the Premises in the future by any governmental agency; a management fee charged for the management and operation of Menlo Business Park, in an amount equal to four percent (4%) of the total gross income received by Lessor from the Lessee (including Monthly Base Rent and Additional Rent), and not just Lessee’s Pro Rata Share of this fee; water and sewer charges; waste disposal; insurance premiums for insurance coverages maintained by Lessor pursuant to Paragraph 11(b) hereof; license, permit, and inspection fees; charges for electricity, heating, air conditioning, gas, and any other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction); security; maintenance, repair, and replacement of the roof membrane; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair, maintenance, and replacement of air-conditioning, heating,

5.

mechanical and electrical systems, elevators, plumbing and sewage systems; janitorial service; landscaping, gardening, and tree trimming; glazing; repair, maintenance, cleaning, sweeping, striping, and resurfacing of the parking area; exterior Building lighting and parking lot lighting; supplies, materials, equipment and tools used in the maintenance of the Property; costs for accounting services incurred in the calculation of Operating Expenses and Taxes; and the cost of any other capital expenditures for any improvements or changes to the Building which are required by laws, ordinances, or other governmental regulations adopted after the Commencement Date, or for any items or capital expenditures voluntarily made by Lessor which are intended to reduce Operating Expenses; provided, however, that except for capital improvements required because of Lessee’s specific use of the Property, if Lessor is required to or voluntarily makes such capital improvements, Lessor shall amortize the cost of said improvements over the useful life of said improvements calculated in accordance with generally accepted accounting principles (together with interest on the unamortized balance at the rate equal to the effective rate of interest on Lessor’s bank line of credit at the time of completion of said improvements, but in no event in excess of ten percent (10%) per annum) as an Operating Expense in accordance with generally accepted accounting principles, except that with respect to capital improvements made to save Operating Expenses such amortization shall not be at a rate greater than the actual savings in Operating Expenses. Operating Expenses shall also include any other expense or charge, whether or not described herein not specifically excluded by other provisions of this Lease, which in accordance with generally accepted accounting principles would be considered an expense of managing, operating, maintaining, and repairing the Property.

(c)    Real property taxes and assessments upon the Property, during each lease year or partial lease year during the term of this Lease are referred to herein as “Taxes.”

As used herein, “Taxes” shall mean:

(1)    all real estate taxes, assessments, charges and any other taxes which are levied or assessed against the Property including the Land, the Building, and all improvements located thereon, including any increase in Taxes resulting from a reassessment following any transfer of ownership of the Property or any interest therein or following any improvements to the Property, or the Property’s pro rata share of improvements to Menlo Business Park which are for the benefit of all occupants of Menlo Business Park; and

(2)    all other taxes which may be levied in lieu of real estate taxes, assessments, and other fees, charges, and levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature by any authority having the direct or indirect power to tax, including without limitation any governmental authority or any improvement or other district or division thereof, for public improvements, services, or benefits which are assessed, levied, confirmed, imposed, or become a lien (1) upon the Property, and/or any legal or equitable interest of Lessor in any part thereof; or (2) upon this transaction or any document to which Lessee is a party creating or transferring any interest in the Property; and (3) any tax or excise, however described, imposed in addition to, or in substitution partially or totally of, any tax previously included within the definition of “Taxes” or any tax the nature of which was previously included in the definition “Taxes.”

6.

Not included within the definition of “Taxes” or “Park Expenses” are any net income, profits, transfer, franchise, estate, gift, rental income, or inheritance taxes imposed by any governmental authority. “Taxes” also shall not include penalties or interest charges assessed on delinquent Taxes so long as Lessee is not in default in the payment of Monthly Base Rent or Additional Rent.

With respect to any assessments which may be levied against or upon the Property, which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration of any partial year) and statutory interest shall be included within the computation of the annual Taxes levied against the Property.

(d)    The following costs (“Costs”) shall be excluded from the definition of Operating Expenses and Park Expenses:

(1)    Costs occasioned by the act, omission or violation of law by Lessor, any other occupant of Menlo Business Park, or their respective agents, employees or contractors;

(2)    Costs for which Lessor receives reimbursement from others, including reimbursement from insurance;

(3)    Interest, charges and fees incurred on debt or payments on any deed of trust or ground lease on the Property, or Menlo Business Park;

(4)    Advertising or promotional costs or other costs incurred by Lessor in procuring tenants for the Property or other portions of Menlo Business Park;

(5)    Costs incurred in repairing, maintaining or replacing any structural elements of the Building for which Lessor is responsible pursuant to Paragraph 14(a) hereof or incurred in repairing, maintaining, or replacing any structural elements of other buildings in Menlo Business Park for which Lessor is contractually responsible;

(6)    Any wages, bonuses or other compensation of employees above the grade of building manager and any executive salary of any officer or employee of Lessor or for employees to the extent not stationed at Menlo Business Park, including fringe benefits other than insurance plans and tax-qualified benefit plans, or any fee, profit or compensation retained by Lessor or its affiliates for management and administration of the Property in excess of the management fee referred to in Paragraph 5(b) of this Lease; if any building manager stationed at Menlo Business Park is less than full-time, only the pro rata portion of the compensation paid to such employee shall be included in Operating Expenses;

(7)    General office overhead and general and administrative expenses of Lessor, except as specifically provided in Paragraph 5(b);

(8)    Leasing expenses and broker commissions payable by Lessor;

7.

(9)    Costs occasioned by casualties or by the exercise of the power of eminent domain;

(10)    Costs to correct any construction defect in the Building or the Premises existing on the Commencement Date, or to comply with any covenant, condition, restriction, underwriter’s requirement or Law applicable on the Commencement Date except to the extent that such costs to comply arise or result from the Tenant Improvements or any subsequent Alterations requested by Lessee hereunder except as otherwise set forth in Paragraph 13 below;

(11)    Costs of any renovation, improvement, painting or redecorating of any portion of the Property or the Menlo Business Park not made available for Lessee’s use;

(12)    Costs incurred in connection with negotiations or disputes with any other occupant of the Menlo Business Park and Costs arising from the violation by Lessor or any other occupant of the Menlo Business Park of the terms and conditions of any lease or other agreement;

(13)    Costs incurred in connection with the presence of any Hazardous Materials on the Property or on other property in Menlo Business Park that were not caused by or the result of a release by Lessee or its employees, agents, contractors, invitees, sublessees, successors or assigns;

(14)    Expense reserves; and

(15)    Capital costs, except to the extent permitted in Paragraph 5(b) above; provided, however, that all capital costs shall be amortized as described in Paragraph 5(b).

Lessor shall at all times use its best efforts to operate the Property in an economically reasonable manner at costs not disproportionately higher than those experienced by other comparable premises in the market area in which the Property is located.

(e)    Prior to the execution of this Lease, Lessor has delivered to Lessee Lessor’s estimate of 2016 Operating Expenses, Taxes and Park Expenses. Throughout the term of this Lease, as close as reasonably possible after the end of each calendar year thereafter but no later than April 1 of the following year, Lessor shall notify Lessee of the Operating Expenses, Taxes and Park Expenses estimated by Lessor for each following calendar year. Concurrently with such notice, Lessor shall provide a description of such Operating Expenses, Taxes and Park Expenses. Commencing on the Commencement Date, and on the first (1st) day of each calendar month thereafter, Lessee shall pay to Lessor, as Additional Rent, one-twelfth (1/12th) of the estimated Operating Expenses, Taxes and Park Expenses. If at any time during any such calendar year, it appears to Lessor that the Operating Expenses, Taxes or Park Expenses for such year will vary from Lessor’s estimate, Lessor may, by written notice to Lessee, revise Lessor’s estimate for such year and the Additional Rent payments by Lessee for such year shall thereafter be based upon such revised estimate. Lessor shall furnish to Lessee with such revised estimate written verification showing that the actual Operating Expenses, Taxes or Park Expenses are greater than or equal to Lessor’s estimate. The increase in the monthly installments of Additional Rent resulting from Lessor’s revised estimate shall not be retroactive, but the Additional Rent for each calendar year shall be subject to adjustment between Lessor and Lessee after the close of the calendar year, as provided below.

8.

Within approximately ninety (90) days after the expiration of each calendar year of the term, Lessor shall furnish Lessee a statement certified by a responsible employee or agent of Lessor (the “Operating Statement”) with respect to such year, prepared by an employee or agent of Lessor, showing the actual Operating Expenses, Taxes and Park Expenses for such year broken down by component expenses, and the total payments made by Lessee for such year on the basis of any previous estimate of such Operating Expenses, Taxes and Park Expenses, all in sufficient detail for verification by Lessee. Unless Lessee raises any objections to the Operating Statement within ninety (90) days after receipt of the same, such statement shall conclusively be deemed correct and Lessee shall have no right thereafter to dispute such statement or any item therein or the computation of Operating Expenses and/or Taxes and/or Park Expenses. Upon giving Lessor five (5) days advance written notice, Lessee or its accountants shall have the right to inspect and audit Lessor’s books and records with respect to the Operating Statement in an office of Lessor, or Lessor’s agent, during normal business hours, once each Lease Year to verify actual Operating Expenses and/or Taxes and/or Park Expenses. Should Lessee retain any accountant or accounting firm to audit or inspect Lessor’s books and records pursuant to this Paragraph 5(e), such accountant or accounting firm shall be one of national standing and retained on an hourly rate basis or based upon a fixed fee and shall not be paid on a contingency basis. Lessor’s books and records shall be kept in accordance with generally accepted accounting principles. If Lessee’s audit of the Operating Expenses and/or Taxes and/or Park Expenses for any year reveals a net overcharge of more than five percent (5%), Lessor shall promptly reimburse Lessee for the cost of the audit; otherwise, Lessee shall bear the cost of Lessee’s audit. If Lessee reasonably objects to Lessor’s Operating Statement, Lessee shall nonetheless continue to pay on a monthly basis the Operating Expenses, Taxes and Park Expenses based upon the Lessor’s most current estimate until such dispute is resolved.

If Lessee’s Pro Rata Share of the Operating Expenses and Taxes and Lessee’s pro rata share of Park Expenses for any year as finally determined exceed the total payments made by Lessee for such year based on Lessor’s estimates, Lessee shall pay to Lessor the deficiency, within thirty (30) days after the receipt of Lessor’s Operating Statement. If the total payments made by Lessee based on Lessor’s estimate of the Operating Expenses and/or Taxes and/or Park Expenses exceed the Lessee’s Pro Rata Share of Operating Expenses and/or Taxes and/or Lessee’s pro rata share of Park Expenses, Lessee’s extra payment, plus the cost of an audit which is the responsibility of Lessor as set forth herein, if any, shall be credited against payments of Monthly Base Rent and Additional Rent next due hereunder or returned within thirty (30) days if the term has expired or this Lease has been terminated.

Notwithstanding the expiration or termination of this Lease, within thirty (30) days after Lessee’s receipt of Lessor’s Operating Statement or the completion of Lessee’s audit regarding the Operating Expenses and/or Taxes and/or Park Expenses for the calendar year in which this Lease terminates, Lessee shall pay to Lessor or shall receive from Lessor, as the case may be, an amount equal to the difference between the Operating Expenses and/or Taxes and/or Park Expenses for such year, as finally determined, and the amount previously paid by Lessee on account thereof (prorated to the expiration date or the termination date of this Lease).

9.

6.    Payment of Rent.

(a)    All rent shall be due and payable in lawful money of the United States of America, made payable to: Menlo Park Portfolio, and mailed to the following address of Lessor: Menlo Park Portfolio, Property 435010, P.O. Box 310300, Des Moines, IA 50331-0300, without deduction or offset and without prior demand or notice, unless otherwise specified herein. Monthly Base Rent and Additional Rent shall be payable monthly, in advance, on the first day of each month. Additional Rent shall be payable monthly, in advance, on the first day of each month for the entire Premises for the entire term of his Lease. Lessee’s obligation to pay rent for any partial month at the commencement of the term, for any partial month immediately prior to a rental adjustment date (if the rental adjustment date is other than the first day of the calendar month), and for any partial month at the expiration or termination of the term shall be based upon the number of days in such month.

(b)    If any installment of Monthly Base Rent, Additional Rent or any other sum due from Lessee is not received by Lessor within five (5) days after the same is due, Lessee shall pay to Lessor an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount. Any amount not paid within ten (10) days after Lessee’s receipt of written notice that such amount is due shall bear interest from the date due until paid at the lesser rate of (1) the prime rate of interest as published in the “Wall Street Journal,” plus two percent (2%) or (2) the maximum rate allowed by law (the “Interest Rate”), in addition to the late payment charge.

Initials: Lessor                               Lessee

7.    Security Deposit. Lessee shall deposit with Lessor upon execution hereof the sum of Three Hundred Fifty Two Thousand Nine Hundred Eleven and 60/100 Dollars ($352,911.60) (the “Security Deposit”), as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Monthly Base Rent or Additional Rent or charges due hereunder within applicable notice and cure periods, or otherwise defaults under this Lease (as defined in Paragraph 22), Lessor may use, apply or retain all or any portion of said Security Deposit to the extent reasonably necessary to cure the default, for the payment of any amount due Lessor, and to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys’ fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit with Lessor the amount sufficient to restore the Security Deposit to the amount then required by this Lease. Provided that no default beyond applicable notice and cure periods has occurred and is continuing, the amount of the Security Deposit shall be reduced to Two Hundred Sixty-Four Thousand Six Hundred Eighty-Three and 70/100 Dollars ($264,683.70) on the first anniversary of the Commencement Date. On the second anniversary of the Commencement Date, provided that no default beyond applicable notice and cure periods under this Lease has occurred and is continuing, the amount of the Security Deposit shall be reduced to One Hundred Seventy-Six Thousand Four Hundred Fifty-Five and 80/100 Dollars ($176,455.80). Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. In no event or circumstance shall Lessee have the right to any use of the Security Deposit

10.

and, specifically, Lessee may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, rent or any portion thereof. Lessee waives (i) California Civil Code Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now has, or in the future will have, relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the Security Deposit may be retained and applied by Lessor (a) to offset rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Lessor before or after termination of this Lease. No part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

8.    Use. Lessee may only use and occupy the Premises for general office uses, administrative purposes, research and development, laboratory, light manufacturing of medical devices and related legal uses which are permitted by applicable zoning ordinances and the covenants, conditions, and restrictions for Menlo Business Park and which are approved by Lessor in writing, and for no other use or purpose without Lessor’s prior written consent; provided, that the use of the Premises for the manufacture of integrated circuits is expressly prohibited. Any use of the Premises by Lessee or by any sublessee or assignee approved by Lessor pursuant to Paragraph 17 shall comply with the provisions of this Paragraph 8.

9.    Hazardous Materials.

(a)    The term “Hazardous Materials” as used in this Lease shall include any substance defined or regulated as radioactive, flammable, toxic, a biohazard, medical waste, “hazardous material”, “extremely hazardous material”, “hazardous waste”, “hazardous substance,” “toxic substance,” “industrial process waste,” or “special waste” in any Environmental Laws as hereafter defined. Hazardous Materials shall include, but not be limited to, petroleum, gasoline, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, and/or crude oil or any products, by-products or fractions thereof.

(b)    Lessee shall not engage in any activity in or on the Premises or the Property which constitutes a Reportable Use of Hazardous Materials without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Environmental Laws. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of Hazardous Materials that require a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises or the Property of Hazardous Materials with respect to which any Environmental Law requires that a notice be given to persons entering or occupying the Premises, or the Property, or neighboring properties. Notwithstanding the foregoing, subject to the provision of Paragraph 2(d) (including the requirement that Lessee shall obtain a Conditional Use Permit from the City before Lessee maintains on the Premises five (5) gallons or more of any Hazardous Materials) Lessee may use the Hazardous Materials on the Premises that are listed on Exhibit “E” attached hereto and incorporated by reference herein, and any ordinary and customary office supplies, cleaning materials, and other materials reasonably required to be used in the normal course of Lessee’s agreed use of the Premises, so long as such use is in compliance with all Environmental Laws, and

11.

does not expose the Premises, or the Property, or neighboring property to any risk of contamination or damage or expose Lessor to any unusual or atypical liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and the Property, and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of any protective modifications installed by Lessee (such as concrete encasements).

(c)    “Environmental Laws” shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, or dangerous waste, substance, element, compound, mixture or material, as now or at any time hereafter in effect including, without limitation, California Health and Safety Code §§25100 et seq., §§25300 et seq., Sections 25281(f) and 25501 of the California Health and Safety Code, Section 13050 of the Water Code, the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act, 42 U.S.C. §§9601 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. §§6901 et seq., the Federal Hazardous Material Transportation Act, 49 U.S.C. §§1801 et seq., the Federal Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., the River and Harbors Act of 1899, 33 U.S.C. §§401 et seq., and all rules and regulations of the EPA, the California Environmental Protection Agency, or any other state or federal department, board or any other agency or governmental board or entity having jurisdiction over the environment, as any of the foregoing have been, or are hereafter amended.

(d)    If Lessee knows, or has reasonable cause to believe, that Hazardous Materials have come to be located in, on, under or about the Premises or the Property, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Materials.

(e)    Lessee and Lessee’s agents, employees, and contractors shall not cause any Hazardous Materials to be discharged or released into the Building or into the plumbing or sewage system of the Building or into or onto the Land underlying or adjacent to the Building in violation of any Environmental Laws. Lessee shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination in violation of Environmental Laws or the terms of this Lease caused by Lessee or caused by any of Lessee’s employees, agents, or contractors, and for the maintenance, security and/or monitoring of the Premises, the Property, or neighboring properties if such contamination is caused by a release or emission of any Hazardous Materials by Lessee or by any of Lessee’s employees, agents, or contractors.

(f)    Lessee shall indemnify, defend and hold Lessor and its agents, employees, and lenders and the Premises and the Property harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the term of this Lease out of or involving any Hazardous Materials brought on to the Premises, the

12.

Property, or Menlo Business Park by or for Lessee or by anyone under Lessee’s control in violation of Environmental Laws or the terms of this Lease. Lessee’s obligations under this Paragraph 9(f) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, as required by Environmental Laws, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Materials, unless specifically so agreed by Lessor in writing at the time of such agreement.

(g)    To the current actual knowledge and without any duty to make investigation or inquiry, of John C. Tarlton, President of Tarlton Properties, Inc., Lessor’s property manager, except as disclosed to Lessee in writing by Lessor or as contained in any environmental site assessment report delivered by Lessor to Lessee prior to the execution of this Lease, (1) no Hazardous Materials are present on the Property or the soil, surface water or groundwater thereof, (2) no underground storage tanks are present on the Property, and (3) Lessor has not received written notice of any action, proceeding or claim pending or threatened regarding the Property concerning any Hazardous Materials or pursuant to any environmental law. Lessee shall have no responsibility for Hazardous Materials present on the Premises prior to the Commencement Date and for Hazardous Materials not brought on to the Premises, the Property, or Menlo Business Park by or for Lessee or by anyone under Lessee’s control in violation of Environmental Laws or the terms of this Lease.

10.    Taxes on Lessee’s Property. Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the Term and any extension thereof upon Lessee’s equipment, fixtures, furniture, and personal property installed or located on the Premises.

11.    Insurance.

(a)    Lessee shall, at Lessee’s sole cost and expense, provide and keep in force commencing with the Commencement Date of the Term and continuing during the Term, (i) a commercial general liability insurance policy with a recognized casualty insurance company qualified to do business in California, insuring against any and all liability occasioned by any occurrence in, on, about, or related to the Premises, or arising out of the condition, use, occupancy, alteration or maintenance of the Premises and covering the contractual liability referred to in Paragraph 12(a) of this Lease, having a combined single limit for both bodily injury and property damage in an amount not less than Three Million Dollars ($3,000,000); (ii) an “all risk” property policy on all of its personal property in, on or about the Premises in an amount not less than one hundred percent (100%) of the full replacement cost valuation; (iii) workers’ compensation insurance, as required by law and (iv) business interruption insurance in such amounts as will reimburse Lessee for direct and indirect loss of earnings and incurred costs attributable to the perils commonly covered by Lessee’s property insurance described above but in no less than One Million Dollars ($1,000,000). All such insurance carried by Lessee shall be in a form reasonably satisfactory to Lessor and its mortgage lender and shall be carried with companies that have a general policyholder’s rating of not less than “A” and a financial rating of not less than Class “X”

13.

in the most current edition of Best’s Insurance Reports or such similar rating as may be reasonably selected by Lessor; shall provide that such policies shall not be subject to reduction or cancellation except after at least thirty (30) days’ prior written notice to Lessor. On or before the earlier of (i) the date on which any Lessee party first enters the Premises for any reason or (ii) the Commencement Date and upon renewal of such policies not less than thirty (30) days prior to the expiration of the term of such coverage, Lessee shall deliver to Lessor certificates of insurance confirming such coverage and that all insurance requirements set forth herein have been met, together with evidence of the payment of the premium therefor. To the fullest extent permitted by law, the insurance policies required to be carried by Lessee hereunder shall name Lessor, Lessor’s property manager, Tarlton Properties, Inc., and such other persons as Lessor may reasonably request from time to time as additional insureds with respect to liability arising out of this Lease or the operations of Lessee by ISO form CG 20 11 or its equivalent (collectively, “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Lessor, Lessor’s property manager, or other Additional Insured. For avoidance of doubt, each primary policy and each excess/umbrella policy through which Lessee satisfies its obligations under this section must provide coverage to the Additional Insureds that is primary and noncontributory. Upon request by Lessor, a true and complete copy of any insurance policy required by this Lease shall be delivered within ten (10) days following Lessor’s request. If Lessee fails to procure and maintain the insurance required hereunder, Lessor may, but shall not be required to, order such insurance at Lessee’s expense and Lessee shall reimburse Lessor for all costs incurred by Lessor with respect thereto. Lessee’s reimbursement to Lessor for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Lessor, including Lessor’s costs, expenses and reasonable attorneys’ fees with interest thereon at the Interest Rate.

(b)    Lessor shall obtain and carry in Lessor’s name, as insured, as an Operating Expense of the Property to the extent provided in Paragraph 5(b), during the lease term, “all risk” property insurance coverage (with rental loss insurance coverage for a period of one year), flood insurance, public liability and property damage insurance, and insurance against such other risks or casualties as Lessor shall reasonably determine, including, but not limited to, insurance coverages required of Lessor by the beneficiary of any deed of trust which encumbers the Property, including earthquake insurance coverage insuring Lessor’s interest in the Property (including the initial Tenant Improvements constructed in the Premises pursuant to Paragraph 13 and any other leasehold improvements to the Premises constructed by Lessor or by Lessee with Lessor’s prior written approval) in an amount not less than the full replacement cost of the Building and all other Improvements from time to time. The proceeds of any such insurance shall be payable solely to Lessor, and Lessee shall have no right or interest therein. Lessor shall have no obligation to insure against loss by Lessee to Lessee’s equipment, fixtures, furniture, inventory, or other personal property of Lessee in or about the Premises occurring from any cause whatsoever.

(c)    Notwithstanding anything to the contrary contained in this Lease, the parties release each other, and their respective authorized representatives, employees, officers, directors, shareholders, managers, members, trustees, beneficiaries, assignees, subtenants, invitees, successors, agents, contractors and property managers, from any claims for damage to any person or to the Premises or the Property and to the fixtures, personal property, leasehold improvements and alterations of either Lessor or Lessee in or on the Premises or the Property, that are caused by or result from risks required by this Lease to be insured against or are actually insured against

14.

under any property insurance policies carried by the parties that are in force at the time of any such damage, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Lessor or Lessee or their respective authorized representatives, employees, officers, directors, shareholders, managers, members, trustees, beneficiaries, assignees, subtenants, invitees, successors, agents, contractors and property managers. Subject to the foregoing, this release and waiver shall be complete and total even if such loss or damage may have been caused by the negligence of the other party, its managers, members, employees, agents, contractors, property managers or invitees. Lessee covenants that the insurance policies required to be maintained by Lessee under this Lease will contain waiver of subrogation endorsements.

12.    Indemnification.

(a)    Lessee shall indemnify, defend, and hold harmless Lessor from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property that arise from (1) any activity, work, or thing done by Lessee, its employees, agents, contractors or invitees in or about the Premises, the Property or the Park (except to the extent due to Lessor’s active negligence or willful misconduct or breach of this Lease), (2) bodily injury or damage to property which arises in or about the Property to the extent the injury or damage to property results from the acts or omissions of Lessee, its employees, agents or contractors, and (3) based on any event of default by Lessee in the performance of any obligation on Lessee’s part to be performed under this Lease. Lessee also waives all claims against Lessor and its employees, agents and contractors for damages to property, or to goods, wares, and merchandise stored in, upon, or about the Premises or the Property, and for injuries to persons in, upon, or about the Premises or the Property from any cause arising at any time, except to the extent caused by the active negligence or willful misconduct of Lessor or its employees, agents or contractors.

(b)    Lessor shall indemnify, defend, and hold harmless Lessee from claims, suits, actions, or liabilities for personal injury, death or for loss or damage to property for bodily injury or damage to property which arises in or about the Property to the extent the injury or damage to property results from the active negligent acts of Lessor, its employees, agents or contractors.

(c)    In the absence of comparative or concurrent negligence on the part of Lessee or Lessor, their respective agents, affiliates, and subsidiaries, or their respective officers, directors, members, employees or contractors, the foregoing indemnities by Lessee and Lessor shall also include reasonable costs, expenses and attorneys’ fees incurred in connection with any indemnified claim or incurred by the indemnitee in successfully establishing the right to indemnity. The indemnitor shall have the right to assume the defense of any claim subject to the foregoing indemnities with counsel reasonably satisfactory to the indemnitee. The indemnitee agrees to cooperate fully with the indemnitor and its counsel in any matter where the indemnitor elects to defend, provided the indemnitor shall promptly reimburse the indemnitee for reasonable costs and expenses incurred in connection with its duty to cooperate.

The foregoing indemnities shall survive the expiration or earlier termination of this Lease and are conditioned upon the indemnitee providing prompt notice to the indemnitor of any claim or occurrence that is likely to give rise to a claim, suit, action or liability that will fall within the scope of the foregoing indemnities, along with sufficient details that will enable the indemnitor to make a reasonable investigation of the claim.

15.

When the claim is caused by the joint negligence or willful misconduct of Lessee and Lessor or by the indemnitor party and a third party unrelated to the indemnitor party (except indemnitor’s agents, officers, employees or invitees), the indemnitor’s duty to indemnify and defend shall be proportionate to the indemnitor’s allocable share of joint negligence or willful misconduct.

(d)    Lessor shall not be liable to Lessee for any damage because of any act or negligence of any other occupant of the Building or any other owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise in the Premises or the Building, except to the extent caused by the gross negligence or willful misconduct of Lessor or Lessor’s employees, agents, or contractors. Except as otherwise provided herein, Lessee will pay for damage to the Premises or the Property caused by the misuse or neglect of the Premises or the Property by Lessee or its employees, agents, or contractors, including, but not limited to, the breakage of glass in the Building.

13.    Market Ready Improvements and Additional Tenant Improvements

(a)    Lessor shall cause to be constructed the interior tenant improvements and modifications to the Premises described on Exhibit “F” attached hereto, including the cost estimate therefor described on Exhibit “F-1” attached hereto (the “Market Ready Improvements”). The costs of the Market Ready Improvements shall be shared by Lessor and Lessee as set forth herein and paid on a pro rata basis. Lessor agrees to pay costs (hard and soft costs) to complete the Market Ready Improvements up to the amount of Two Hundred Fifteen Thousand One Hundred Ninety and 00/100 Dollars ($215,190.00) (“Market Ready Improvement Allowance”). Lessor shall disburse the Market Ready Improvement Allowance directly to the applicable design professional, contractor, materialman or other laborer in connection with the construction of the Market Ready Improvements. Lessee shall be liable for all fees and costs of the design and construction of the Market Ready Improvements in excess of the Market Ready Improvement Allowance or which are outside of the scope of work described on Exhibit “F” attached hereto (such amount referred to herein as the “Market Ready Improvement Shortfall”). Lessee shall pay the Market Ready Improvement Shortfall upon written request from Lessor accompanied by invoices reflecting such amounts due within thirty (30) days following Lessor’s delivery of such payment request.

(b)    Lessor shall cause to be constructed the interior tenant improvements and modifications to the Premises described on Exhibit “C” attached hereto, including the cost estimate therefor described on Exhibit “F-1” attached hereto (the “Additional Tenant Improvements” and, collectively with the Market Ready Improvements, the “Tenant Improvements”). The costs of the Additional Tenant Improvements shall be shared by Lessor and Lessee as set forth herein and paid on a pro rata basis. Lessor agrees to pay costs to complete the Additional Tenant Improvements up to the amount of Six Hundred Forty Five Thousand Five Hundred Seventy and 00/100 Dollars ($645,570.00) (“Additional Tenant Improvement Allowance”). Lessor shall disburse the Additional Tenant Improvement Allowance directly to the applicable design professional, contractor, materialman or other laborer in connection with the construction

16.

of the Additional Tenant Improvements. Lessee shall be liable for all fees and costs of the design and construction of the Additional Tenant Improvements in excess of the Additional Tenant Improvement Allowance or which are requested by Lessee and outside of the scope of work described on Exhibit “G” attached hereto (such amount referred to herein as the “Additional Tenant Improvement Shortfall”). Lessee shall pay the Additional Tenant Improvement Shortfall upon written request from Lessor accompanied by invoices reflecting such amounts due within thirty (30) days following Lessor’s delivery of such payment request. Lessor shall employ Tarlton Properties, Inc., as construction manager for the Tenant Improvements at a fee equal to five percent (5%) of hard construction costs (i.e., the amounts paid to any general contractor, subcontractors, vendors, and suppliers for labor and materials for the construction of the Additional Tenant Improvements). Notwithstanding any of the following, if the Market Ready Improvement Allowance is for any reason not fully applied toward the cost of the Market Ready Improvements, or the Additional Tenant Improvement Allowance is not fully applied toward the cost of the Additional Tenant Improvements, such unapplied amounts may be applied to the cost of the other portion of the Tenant Improvements.

(c)    The terms “Substantially Complete,” “Substantially Completed” or “Substantial Completion” shall mean the date the Tenant Improvements are completed and the Premises are in the condition required hereunder and Landlord has received final governmental approval of the Tenant Improvements, excepting only minor Punch List items (as defined below), which do not unreasonably interfere with Lessee’s ability to commence business operations at the Premises.

(d)    The Tenant Improvements shall be constructed in accordance with all applicable laws and the terms of this Lease, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Upon delivery of the Premises to Lessee, Lessor and Lessee shall coordinate a walk through of the Premises and Lessor and Lessee shall complete a punch list indicating any deficiencies in the Tenant Improvements (“Punch List”). Lessor shall promptly cause such items set forth in the Punch List to be completed as required for compliance with the Tenant Improvements.

(e)    Lessor shall cause to be prepared, as quickly as possible, final plans, specifications and working drawings of the Tenant Improvements (“Final Plans”), as well as an estimate of the total cost for the Tenant Improvements (“Final Cost Estimate”), all of which conform to or represent logical evolutions of or developments from the work described in Exhibits “F” and “G”. The Final Plans and Final Cost Estimate shall be delivered to Lessee immediately upon completion. Within three (3) days after receipt thereof, at its election (1) Lessee may approve the Final Plans and Final Cost Estimate, or (2) Lessee may deliver to Lessor the specific written changes to such plans that are necessary, in Lessee’s reasonable opinion, to conform such plans to the work described in the Preliminary Plans or to reduce costs. If Lessee desires changes, the parties shall confer and negotiate in good faith to reach agreement on modifications to the Final Plans. As soon as all such matters are approved by Lessor and Lessee, Lessor shall submit the Final Plans to all appropriate governmental agencies and thereafter the Lessor shall use its commercially reasonable efforts to obtain required governmental approvals. All change orders shall specify any change in the Final Cost Estimate and any change in the scheduled completion dates as a consequence of the change order.

17.

(f)    The cost of the Tenant Improvements shall not include (and Lessee shall have no responsibility for and none of Lessor’s or Lessee’s contributions referred to in Paragraph 13(a) or (b) shall be used for) and Lessor shall be solely responsible for the following: (i) costs in connection with the presence of Hazardous Materials existing on or prior to the Commencement Date; (ii) costs to bring the restroom on the second floor of the Building into compliance with Applicable Requirements and, to the extent required, costs to install a ramp outside of the Premises on the east side of the Building; (iii) construction management, profit and overhead charges in excess of the amount set forth in Paragraph 13(b); and (iv) costs in excess of the Final Cost Estimate, unless as a result of any change in the work requested by Lessee (and then in the amount set forth in the applicable change order). Notwithstanding the foregoing, Lessor and Lessee shall equally share in costs arising or resulting from the Tenant Improvements to bring the Premises or the Building into compliance with Applicable Requirements other than as specifically set forth in this subsection (f)(ii) above; provided, however, that if such costs to comply with Applicable Requirements are budgeted to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) (“Compliance Threshold”), then the parties shall meet to discuss revisions to the Tenant Improvements in an effort to reduce such costs. If the parties are unable modify the Tenant Improvements to reduce such costs below the Compliance Threshold, then either party may, at its option, by notice in writing received by the other party no later than May 15, 2016, terminate this Lease, in which event Lessor shall refund to Lessee the prepaid Monthly Base Rent and the Security Deposit, and the parties shall be discharged from all further obligations hereunder, except for those obligations which by the express terms hereof survive the termination of this Lease. If such written notice is not received on or before May 15, 2016, each party’s right to cancel this Lease pursuant to this Paragraph 13(f) shall terminate and be of no further force or effect.

(g)    Subject to completion of the Tenant Improvements, Lessee waives all right to make repairs at the expense of Lessor, or to deduct the costs thereof from the rent, and Lessee waives all rights under Section 1941 and 1942 of the Civil Code of the State of California. At the expiration or sooner termination of this Lease, Lessee shall surrender the Premises in a clean and good condition (including the Tenant Improvements upon completion thereof which Lessee shall not be required to remove) and in accordance with Paragraph 14, except for ordinary wear and tear, damage caused by casualty, a taking by eminent domain, maintenance that is Lessor’s responsibility hereunder, Hazardous Materials not Lessee’s responsibility under Paragraph 9 of the Lease, and alterations or other improvements made by Lessee with Lessor’s prior written consent which Lessee is not required to remove as a condition to Lessor’s approval of such alterations or improvements.

14.    Maintenance and Repairs; Alterations; Surrender and Restoration.

(a)    Lessor shall, at Lessor’s sole expense, keep in good order, condition, and repair and replace when necessary, the structural elements of the roof (excluding the roof membrane which Lessor shall maintain, but the cost of which shall be included as an Operating Expense as permitted under Paragraph 5), the structural elements of the foundation and exterior walls (except the interior faces thereof) of the Building, and other structural elements of the Building and the Property as “structural elements” are defined in building codes applicable to the Building, excluding any alterations, structural or otherwise, made by Lessee to the Building which are not approved in writing by Lessor prior to the construction or installation thereof by Lessee. Lessor shall perform and construct, and Lessee shall not be responsible for performing or

18.

constructing, any repairs, maintenance, or improvements (1) required as a result of any casualty damage, which shall be subject to Paragraph 20 below, or as a result of any taking pursuant to the exercise of the power of eminent domain, or (2) for which Lessor has a right of reimbursement from third parties based on construction or other warranties, contractor guarantees, or insurance claims.

(b)    Lessor shall provide or cause to be provided and shall supervise the performance of, as an Operating Expense of the Property as permitted under Paragraph 5(b) hereof, all services and work relating to the operation, maintenance, repair, and replacement, as needed, of the Property, including the HVAC, mechanical, electrical, and plumbing systems in the Building; the interior of the Building; the roof membrane; the outside areas of the Property; the janitorial service for the Building; landscaping, tree trimming, resurfacing and restriping of the parking lot, repairing and maintaining the walkways; exterior building painting, exterior building lighting, parking lot lighting, and exterior security patrol. In the event Lessee provides Lessor with written notice of the need for any repairs, Lessor shall commence any such repairs promptly following receipt by Lessor of such notice and Lessor shall diligently prosecute such repairs to completion.

(c)    Subject to the foregoing and except as provided elsewhere in this Lease, Lessee shall at all times use and occupy the Premises in a manner which keeps the Premises in good and safe order, condition, and repair. Lessor shall execute and maintain in full force and effect throughout the term as an Operating Expense of the Property pursuant to Paragraph 5(b) a service contract with a recognized air conditioning service company. Lessor may, if Lessor determines that it is necessary to do so, obtain on a semi-annual basis an inspection report of the HVAC system from a separate HVAC service firm designated by Lessor for the purpose of monitoring the performance of the HVAC maintenance and repair work performed by the HVAC service firm which performs the regular repair and maintenance. The cost of such inspection report shall be an Operating Expense pursuant to Paragraph 5. Subject to the release of claims and waiver of subrogation contained in Paragraphs 11(c) and 11(d), if Lessor is required to make any repairs to the Property by reason of Lessee’s negligent acts or omissions, Lessor may add the cost of such repairs to the next installment of rent which shall thereafter become due, and Lessee shall promptly pay the same upon receipt of an invoice therefor.

(d)    Lessee may, from time to time, at its own cost and expense and without the consent of Lessor make nonstructural alterations to the interior of the Premises the cost of which in any one instance is Ten Thousand and 00/100 Dollars ($10,000.00) or less, and the aggregate cost of all such work during the Term this Lease does not exceed Twenty Thousand and 00/100 Dollars ($20,000.00), provided Lessee first notifies Lessor in writing of any such nonstructural alterations. Otherwise, Lessee shall not make any additional alterations, improvements, or additions to the Premises without delivering to Lessor a complete set of plans and specifications for such work, obtaining and delivering copies to Lessor of all permits or other governmental approvals required for such work and obtaining Lessor’s prior written consent thereto. All alterations and additions shall be installed by a licensed contractor approved by Lessor, at Lessee’s sole expense in compliance with all applicable laws, rules, regulations and ordinances. Lessee shall keep the Premises and the Property on which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee. If any nonstructural alterations to the interior of the Premises exceed Ten Thousand and 00/100

19.

Dollars ($10,000.00) in cost in any one instance, or exceed the aggregate cost of Twenty Thousand and 00/100 Dollars ($20,000.00) during the Term of this Lease, Lessee shall employ, at Lessee’s expense, Tarlton Properties, Inc. as construction manager for such alterations at a fee equal to five percent (5%) of the first Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) of hard construction costs (i.e., the amounts paid to any general contractor, subcontractors, vendors, and suppliers for labor and materials for the construction of the alterations or improvements) and then four percent (4%) of such hard construction costs in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Lessor may condition its consent to, among other things, Lessee agreeing in writing to remove any such alterations prior to the expiration of the Lease term and Lessee agreeing to restore the Premises to its condition prior to such alterations at Lessee’s expense. Upon Lessee’s written request, Lessor shall advise Lessee in writing at the time consent is granted whether Lessor reserves the right to require Lessee to remove any alterations from the Premises prior to the expiration or sooner termination of this Lease.

All alterations, trade fixtures and personal property installed in the Premises solely at Lessee’s expense shall during the term of this Lease remain Lessee’s property and Lessee shall be entitled to all depreciation, amortization and other tax benefits with respect thereto (excluding the Tenant Improvements). Upon the expiration or sooner termination of this Lease all alterations, fixtures and improvements to the Premises, whether made by Lessor or installed by Lessee at Lessee’s expense, shall be surrendered by Lessee with the Premises and shall become the property of Lessor; provided, however, that Lessee’s furniture and other personal property, not provided by or paid for by Lessor and not permanently affixed to the Premises which can be removed without damaging the Premises may be removed by Lessee. Lessee shall repair to Lessor’s reasonable satisfaction all damage to the Premises occasioned by removal of Lessee’s Property.

(e)    Lessee shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all present and future “Laws,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, orders, covenants, permits of all governmental agencies and authorities, easements and restrictions of record, the requirements of any applicable fire insurance underwriter or rating bureau or board of fire underwriters, relating in any manner to the Premises and/or Lessee’s use or occupancy of the Premises (including but not limited to matters pertaining to industrial hygiene, environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, subject to the provisions of Paragraph 9 hereof, and the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Materials (which are addressed in Paragraph 9 hereof)), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Laws specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Laws. Notwithstanding the foregoing, any structural changes or repairs or other changes or repairs to the Property of any nature which would be considered a capital expenditure under generally accepted accounting principles shall be made by Lessor at Lessee’s expense if such structural repairs or changes are required by reason of the specific nature of the use of the Premises by Lessee. If such changes or repairs are not required by reason of the specific nature of Lessee’s use of the Premises and are capital expenditures, the cost of such changes or repairs shall be treated as an Operating Expense and amortized in accordance with the provisions of Paragraph 5(b).

20.

(f)    Subject to Paragraph 30, Lessor, Lessor’s agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Laws, and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee’s activities, including but not limited to Lessee’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease by Lessee or a violation of Laws or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

(g)    During the term of this Lease, Lessee shall comply, at Lessee’s expense, with all of the covenants, conditions, and restrictions affecting the Premises which are recorded in the Official Records of San Mateo County, California, and which are in effect as of the date of this Lease.

(h)    Lessee shall surrender the Premises by the last day of the lease Term or any earlier termination date, in accordance with Paragraph 13(d) and this Paragraph 14(h), with all of the improvements to the Premises, parts, and surfaces thereof clean and free of debris and in good operating order, condition, and state of repair, ordinary wear and tear excepted. Lessee’s failure to surrender the Premises in accordance with the terms and conditions of this Lease, including, without limitation, this Paragraph 14(h) shall be deemed to be a material default under the Lease. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Notwithstanding the foregoing, prior to the last day of the Term (or earlier termination of the Lease), Lessee shall (i) restore all walls in the Premises to the same condition existing immediately following completion of the Tenant Improvements, including patching and sanding all holes to match the original texture of the walls and painting; (ii) replace any broken, chipped, stained or discolored ceiling tiles in the Premises to match the existing tiles; and (iii) vacuum and steam clean all carpets and remove all stains, or, to the extent any stains cannot be removed, then Lessee shall replace the stained areas with carpet squares of consistent color and quality to match the carpet existing as of the Commencement Date. In addition to the foregoing, the obligations of Lessee shall include the repair of any damage occasioned by the installation, maintenance, or removal of Lessee’s trade fixtures, furnishings, equipment, and alterations, and the restoration by Lessee of the Premises to its condition upon completion of the Tenant Improvements (Lessee shall not be required to remove any of the Tenant Improvements) (A) if Lessor’s consent to alteration, additions or improvements was conditioned upon such removal and restoration upon expiration or sooner termination of the Lease term pursuant to Paragraph 14(d), or (B) if Lessee made any such alterations, additions, or improvements without obtaining Lessor’s prior written consent in breach of Paragraph 14(d), and within a reasonable time after the expiration or sooner termination of the

21.

Lease term Lessor gives written notice to Lessee requiring Lessee to perform such removal and restoration. Prior to the expiration of the term of this Lease or any earlier termination date, Lessee shall, at Lessee’s expense, obtain written closure reports from the San Mateo County Health Department and from the Menlo Park Fire Protection District with respect to any Hazardous Materials used, stored, or released by Lessee on or about the Premises. Both written closure reports shall provide written certification that all Tenant’s Hazardous Materials have been removed from the Premises and that no further action is required in connection with the closure of the Premises. Any removal and remediation of Hazardous Materials by Lessee shall be certified in writing as (1) complete and (2) having been properly performed, by the San Mateo County Health Department and the Menlo Park Fire Protection District and a copy of such written certifications shall be delivered by Lessee to Lessor no later than the last day of the Term of this Lease.

(i)    Lessor shall, upon at least five (5) calendar days prior notice to Lessee, have the right to alter, improve, install, maintain, repair, replace and relocate any other portion (other than the Premises) of the interior or exterior of the Building and any other portion of the Property, including, without limitation, the right to alter, improve, install, maintain, repair, replace and relocate pipes, ducts, conduits, wires, meters and other equipment within the demising walls, floors, bearing columns and the ceilings of any other portion of the Building or the Property (other than the Premises) and the right to alter, improve, install, maintain, repair, replace and relocate entrances, doors, corridors, elevators, or other Property facilities or systems or temporarily to abate the operations of such facilities or systems at the Property, and Lessor may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the normal business of Tenant shall be interfered with as little as is reasonably practicable and Lessee’s access to the Premises shall not be materially adversely affected by such work. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises, any claim of actual or constructive eviction, any claim for any compensation or abatement of rent and any other loss occasioned thereby. In addition, if at any time, any windows of the Premises are temporarily darkened or covered over by reason of any such work to the Building or any other portion of the Property or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected, Lessor shall not be liable for any damages, any loss of occupancy or quiet enjoyment of the Premises and Lessee shall not be entitled to any compensation or abatement of any rent or any other loss, nor shall the same release Lessee from its obligations under this Lease or constitute an actual or constructive eviction.

15.    Utilities and Services.

(a)    Lessor shall contract for and pay for, and Lessee shall reimburse Lessor therefor pursuant to Paragraph 5 as an Operating Expense, all electricity, gas, water, heat and air conditioning service, janitorial service, refuse pick-up, sewer charges, back-up generator service, and all other utilities or services supplied to or consumed by Lessee, its agents, employees, contractors, and invitees on or about the Premises, excluding telephone service to the Building for which Lessee shall contract and pay directly.

(b)    Lessee shall have the right to use 16.5 kw of the back-up generator service (which equals an approximately seventy percent (70%) share) provided by Lessor to the Building, which shall be provided by Lessor throughout the Term at least the level provided to the Building as of the date hereof.

22.

(c)    Lessor shall not be liable to Lessee for any interruption or failure of any utility services including, without limitation, the back-up generator to the Building or the Premises which is not caused by the active negligence or willful acts of Lessor, or Lessor’s employees, agents, or contractors. Lessee shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure. Lessor shall make all repairs to the Property required to restore such services and the cost thereof shall be payable by Lessee pursuant to Paragraph 5 as a current Operating Expense, or as a capital improvement which is amortized over its useful life (together with interest thereon) as an Operating Expense in accordance with generally accepted accounting principles as described in Paragraph 5(b); provided, however, if such failure is caused by the active negligence or willful acts of Lessor or its agents, employees or contractors, then Lessor shall bear such costs.

16.    Liens. Lessee agrees to keep the Premises free from all liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give Lessor at least ten (10) calendar days prior written notice before commencing any work of improvement on the Premises, the contract price for which exceeds Ten Thousand and 00/100 Dollars ($10,000.00). Lessor shall have the right to post notices of non-responsibility with respect to any such work. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Property against the same, and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Property. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Property free from the effect of such lien or claim.

17.    Assignment and Subletting.

(a)    Except as otherwise provided in this Paragraph 17, Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, without the prior written consent of Lessor in each instance pursuant to the terms and conditions set forth below, which consent shall not be unreasonably withheld or delayed, subject to the following provisions; provided, however, Lessee shall not assign this Lease, or any interest, voluntarily or involuntarily, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any portion thereof, if Lessee shall be in default under this Lease past any applicable cure period.

(b)    Prior to any assignment or sublease which Lessee desires to make, other than a Permitted Transfer (as defined in Paragraph 17(f) below), Lessee shall provide to Lessor the name and address of the proposed assignee or sublessee, and true and complete copies of all documents relating to Lessee’s prospective agreement to assign or sublease, a copy of a current financial statement for such proposed assignee or sublessee, and any other relevant information

23.

requested by Lessor within five (5) days after receipt of notice of the proposed assignment or sublease and Lessee shall specify all consideration to be received by Lessee for such assignment or sublease in the form of lump sum payments, installments of rent, or otherwise. For purposes of this Paragraph 17, the term “consideration” shall include all money or other consideration to be received by Lessee for such assignment or sublease. Within ten (10) days after the receipt of such documentation and other information, Lessor (1) shall notify Lessee in writing that Lessor elects to consent to the proposed assignment or sublease subject to the terms and conditions hereinafter set forth; (2) shall notify Lessee in writing that Lessor refuses such consent, specifying reasonable grounds for such refusal; or (3) except with respect to a Permitted Transferee, if at the time Lessee requests that Lessor consent to an assignment or sublease Lessee has vacated the Premises and is not conducting on-going operations in the Building, Lessor may notify Lessee that Lessor elects to terminate this Lease, provided that with respect to a proposed sublease of a portion of the Premises Lessor’s termination right shall apply only to the proposed sublease space, and specifying the effective date of termination which shall be the same as the commencement date of the proposed sublease. If Lessor elects to terminate this Lease pursuant to the foregoing provision, upon the effective date of termination, Lessor and Lessee shall each be released and discharged from any liability or obligation to the other under this Lease accruing thereafter with respect to the Premises or the portion thereof to which the termination applies, except for any obligations then outstanding and except for any indemnity obligations which survive the expiration or termination of this Lease by the express terms hereof, and Lessee agrees that Lessor may enter into a direct lease with such proposed assignee or sublessee without any obligation or liability to Lessee.

In deciding whether to consent to any proposed assignment or sublease, Lessor may take into account whether reasonable conditions have been satisfied, including, but not limited to, the following:

(1)    In Lessor’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, that the Premises, or the relevant part thereof, will be used in such a manner which complies with Paragraph 8 hereof entitled “Use” and Lessee or the proposed assignee or sublessee submits to Lessor documentary evidence reasonably satisfactory to Lessor that such proposed use constitutes a permitted use of the Premises pursuant to the ordinances and regulations of the City of Menlo Park;

(2)    The proposed assignee or subtenant is a reputable entity or individual with sufficient financial net worth so as to reasonably indicate that it will be able to meet its obligations under this Lease or the sublease in a timely manner;

(3)    If at the time of the proposed transfer, Lessor has substantially similar space available for rent in the Menlo Business Park, the proposed assignee or subtenant is not a tenant of the Building or any other building in the Menlo Business Park; and

(4)    The proposed assignment or sublease is approved by Lessor’s mortgage lender if such lender has the right to approve or disapprove proposed assignments or subleases. Lessor shall use its good faith efforts to obtain such approval from its lender within ten (10) days after receipt by Lessor of Lessee’s written request for consent and the documentation and information referred to in the first sentence of Paragraph 17(b) above.

24.

(c)    As a condition to Lessor’s granting its consent to any assignment or sublease, except with respect to any Permitted Transferees, (1) Lessor may require that Lessee pay to Lessor, as and when received by Lessee, fifty percent (50%) of the amount of any excess of the consideration to be received by Lessee in connection with said assignment or sublease over and above the Monthly Base Rent and Additional Rent fixed by this Lease and payable by Lessee to Lessor, after deducting only (A) a standard leasing commission payable by Lessee in consummating such assignment or sublease, (B) the cost of reasonable tenant improvements performed specifically for the sublease and required to be made to the Premises to effectuate the sublease, provided that such improvements are performed in compliance with Paragraph 14(d) of this Lease, and (C) reasonable attorneys’ fees incurred by Lessee and Lessor in negotiating and reviewing the assignment or sublease documentation; and (2) Lessee and the proposed assignee or sublessee shall demonstrate to Lessor’s reasonable satisfaction that each of the criteria referred to in subparagraph (b) above is satisfied.

(d)    Each assignment or sublease agreement to which Lessor has consented shall be an instrument in writing in form satisfactory to Lessor, and shall be executed by both Lessee and the assignee or sublessee, as the case may be. Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignment or sublease, that Lessor’s consent thereto shall not constitute a consent to any subsequent assignment or subletting by Lessee or the assignee or sublessee, and, except as otherwise set forth in a sublease approved by Lessor, agrees to perform all of the obligations of Lessee hereunder (to the extent such obligations relate to the portion of the Premises assigned or subleased), and that the termination of this Lease shall, at Lessor’s sole election, constitute a termination of every such assignment or sublease.

(e)    In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent.

(f)    Notwithstanding the foregoing, Lessee may, without Lessor’s prior written consent and without any participation by Lessor in assignment and subletting proceeds, but with prior notice and documentation, as required pursuant to this Paragraph 17(f), provided to Lessor, sublet a portion or the entire Premises or assign this Lease to (i) a subsidiary, affiliate, division or corporation controlling, controlled or under common control with Lessee (“affiliate”); (ii) to a successor corporation related to Lessee by merger, consolidation or reorganization; or (iii) to a purchaser of substantially all of Lessee’s business operations conducted on the Premises (each such transaction referred to herein as a “Permitted Transfer” and each of the foregoing transferees referred to herein as a “Permitted Transferee”), provided that any such Permitted Transferee shall have a current verifiable net worth prior to the transfer at least equal to that of Lessee on the Commencement Date of this Lease, or, if less, financial resources sufficient, in Lessor’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable. Lessee’s foregoing rights in this Paragraph 17(f) to assign this Lease or to sublease all or a portion of the entire Premises shall be subject to the following conditions: (1) Lessee shall not be in default hereunder past any applicable cure period; (2) in the case of an assignment or subletting to an affiliate, Lessee shall remain liable to Lessor hereunder if Lessee is a surviving entity; (3) the transferee or successor entity shall expressly assume in writing all of Lessee’s obligations hereunder; and (4) Lessee shall provide Lessor with prior notice of such proposed transfer and

25.

deliver to Lessor all documents reasonably requested by Lessor relating to such transfer, including but not limited to documentation sufficient to establish such proposed transferee’s current verifiable net worth prior to the transfer at least equal to that of Lessee on the Commencement Date of this Lease, or, if less, financial resources sufficient, in Lessor’s reasonable good faith judgment, to perform the obligations under the assignment or sublease, as applicable.

(g)    Neither the sale nor transfer of Lessee’s capital stock shall be deemed an assignment, subletting, or other transfer of this Lease or the Premises, provided, that in the event of the sale, transfer or issuance of Lessee’s securities to an affiliate or in connection with a transaction described in Paragraph 17(f), the conditions set forth in Paragraph 17(f) shall apply.

(h)    Subject to the provisions of this Paragraph 17 any assignment or sublease (if such consent is required hereunder) without Lessor’s prior written consent shall at Lessor’s election be void. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 17, including the requirement of Lessor’s prior written consent, with respect to any subsequent assignment or sublease. If Lessee shall purport to assign this Lease, or sublease all or any portion of the Premises, or permit any person or persons other than Lessee to occupy the Premises, without Lessor’s prior written consent (if such consent is required hereunder), Lessor may collect rent from the person or persons then or thereafter occupying the Premises and apply the net amount collected to the rent reserved herein, but no such collection shall be deemed a waiver of Lessor’s rights and remedies under this Paragraph 17, or the acceptance of any such purported assignee, sublessee, or occupant, or a release of Lessee from the further performance by Lessee of covenants on the part of Lessee herein contained.

(i)    Lessee shall not hypothecate or encumber its interest under this Lease or any rights of Lessee hereunder, or enter into any license or concession agreement respecting all or any portion of the Premises, without Lessor’s prior written consent which consent Lessor may grant or withhold in Lessor’s absolute discretion without any liability to Lessee. Lessee’s granting of any such encumbrance, license, or concession agreement shall constitute an assignment for purposes of this Paragraph 17.

(j)    In the event of any sale or exchange of the Premises by Lessor and assignment of this Lease by Lessor, Lessor shall, upon providing Lessee with written confirmation that the assignee has assumed all obligations of Lessor under this Lease and Lessor has delivered any Security Deposit held by Lessor to Lessor’s successor in interest, be and hereby is entirely relieved of all liability under any and all of Lessor’s covenants and obligations contained in or derived from this Lease with respect to the period commencing with the consummation of the sale or exchange and assignment.

(k)    Lessee hereby acknowledges that the foregoing terms and conditions are reasonable and, therefore, that Lessor has the remedy described in California Civil Code Section 1951.4 (Lessor may continue the Lease in effect after Lessee’s breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublet or assign, subject only to reasonable limitations).

26.

18.    Non-Waiver.

(a)    No waiver of any provision of this Lease shall be implied by any failure of Lessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Lessor of any provision of this Lease must be in writing.

(b)    No receipt of Lessor of a lesser payment than the rent required under this Lease shall be considered to be other than on account of the earliest rent due, and no endorsement or statement on any check or letter accompanying a payment or check shall be considered an accord and satisfaction. Lessor may accept checks or payments without prejudice to Lessor’s right to recover all amounts due and pursue all other remedies provided for in this Lease.

Lessor’s receipt of any rent or other payment from Lessee after giving notice to Lessee terminating this Lease shall in no way reinstate, continue, or extend the Lease term or affect the termination notice given by Lessor before the receipt of such rent or payment. After serving notice terminating this Lease, filing an action, or obtaining final judgment for possession of the Premises, Lessor may receive and collect any rent, and the payment of that rent shall not waive or affect such prior notice, action, or judgment.

19.    Holding Over. Lessee shall vacate the Premises and deliver the same to Lessor upon the expiration or sooner termination of this Lease. In the event of holding over by Lessee after the expiration or termination of this Lease, such holding over shall be on a month-to-month tenancy and all of the terms and provisions of this Lease shall he applicable during such period, except that in addition to the payment of Additional Rent, Lessee shall pay Lessor as Monthly Base Rent during such holdover an amount equal to the greater of (i) one hundred fifty percent (150%) of the Monthly Base Rent in effect at the expiration of the term, or (ii) the then market rent for comparable research and development/office space. If such holdover is without Lessor’s written consent, Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover, including but not limited to damages resulting from Lessor’s inability to timely deliver possession of the Premises to a new tenant. The rental payable during such holdover period without Lessor’s written consent shall be payable to Lessor on demand.

20.    Damage or Destruction.

(a)    In the event of a total destruction of the Building during the term from any cause, either party may elect to terminate this Lease by giving written notice of termination to the other party within thirty (30) days after the casualty occurs. A total destruction shall be deemed to have occurred for this purpose if the Building or the Premises that are the subject of this Lease are destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof. If the Lease is not terminated, Lessor shall repair and restore the Premises in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent of the Premises which are the subject of this Lease shall be abated in accordance with Paragraph 20(d) below.

(b)    In the event of a partial destruction of the Building, which materially affects the Premises, to an extent less than seventy-five percent (75%) of the replacement cost thereof,

27.

and if Lessor reasonably believes that the damage thereto can be repaired, reconstructed, or restored within a period of two hundred seventy (270) days from the date of such casualty, there are at least twelve (12) months remaining in the term of this Lease (if the damage would take more than sixty (60) days to restore), and the casualty is from a cause which is insured under Lessor’s “all risk” property insurance, or is insured under any other coverage then carried by Lessor, Lessor shall forthwith repair the same, and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(d) below. If any of the foregoing conditions are not met, Lessor shall have the option of either repairing and restoring the Building and Improvements, or terminating this Lease by giving written notice of termination to Lessee within sixty (60) days after the casualty. Notwithstanding anything to the contrary contained in this Paragraph 20, Lessor shall not have the right to terminate this Lease if the cost to repair the damage to the Building or to restore the Premises would cost less than five percent (5%) of the replacement cost of the Building, regardless of whether or not the casualty is insured provided that there are at least twelve (12) months remaining in the term of this Lease (if the damage would take more than sixty (60) days to restore).

(c)    Lessor’s election to repair and restore the Building and Improvements or to terminate this Lease, shall be made and written notice thereof shall be given to Lessee within sixty (60) days after the casualty. Notwithstanding the foregoing, (1) Lessee may terminate this Lease by written notice to Lessor if Lessor has not obtained all necessary governmental permits for the restoration and commenced construction of the restoration within ninety (90) days after the casualty; or (2) if Lessor elects to repair and restore the Building and Improvements under subparagraph (b) or (c), but the repairs and restoration are not substantially completed within two hundred seventy (270) days after the casualty, Lessee may terminate this Lease by written notice to Lessor given within thirty (30) days after the expiration of said period of two hundred seventy (270) days after the casualty, provided that the repairs and restoration are not substantially completed prior to the receipt by Lessor of such notice of termination. If this Lease is not terminated by Lessor or Lessee pursuant to the foregoing provisions, Lessor shall complete the repairs in a diligent manner and this Lease shall continue in full force and effect, except that Monthly Base Rent and Additional Rent shall be abated in accordance with Paragraph 20(f) below.

(d)    In the event of repair, reconstruction, or restoration as provided herein, the Monthly Base Rent and Additional Rent shall be abated proportionally based on the portion of the Premises for which Lessee’s use thereof is completely impaired and Lessee does not use such portion of the Premises during the period of such repair, reconstruction, or restoration, from the date of the casualty until such repair, reconstruction or restoration is substantially completed.

(e)    With respect to any destruction of the Building and Improvements which Lessor is obligated to repair, or may elect to repair, under the terms of this Paragraph 20, the provisions of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by the parties. Lessor’s obligation to repair and restore the Building and Improvements shall include the Tenant Improvements referred to in Paragraph 13(a). Lessor shall also repair and restore any other leasehold improvements constructed thereafter by Lessor, or by Lessee with Lessor’s prior written consent. Lessor’s time for completion of the repairs and restoration of the Building and Improvements referred to above shall be extended by a period equal to any delays (“force majeure delays”) caused by strikes, labor disputes, unavailability of materials, inclement weather, circumstances not within Lessor’s control, or acts of God, but in no event by more than sixty (60) days.

28.

(f)    In the event of termination of this Lease pursuant to any of the provisions of this Paragraph 20, the Monthly Base Rent and Additional Rent shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the occurrence of such casualty, or from the repairing or restoration of the Building and Improvements, or from the termination of this Lease as provided herein, nor shall Lessee be relieved thereby from any of Lessee’s obligations hereunder, except to the extent and upon the conditions expressly set forth in this Paragraph 20.

21.    Eminent Domain.

(a)    If the whole or any substantial part of the Property is taken or condemned by any competent public authority for any public use or purpose, the term of this Lease shall end upon the earlier to occur of the date when the possession of the part so taken shall be required for such use or purpose or the vesting of title in such public authority. Rent shall be apportioned as of the date of such termination. Any award arising from the condemnation of any portion of the Property or the settlement thereof shall belong to and be paid to Lessor. However, Lessee may file a separate claim at Lessee’s sole cost and expense for (i) leasehold improvements installed at Lessee’s expense or other property owned by Lessee, and (ii) reasonable costs of moving by Lessee to another location in San Mateo County or surrounding areas within the San Francisco Bay Area. In all events, Lessor shall be solely entitled to any award with respect to the real property, including the bonus value of the leasehold.

(b)    If there is a partial taking of the Property by eminent domain which is not a substantial part of the Property and the Premises remain reasonably suitable for continued use and occupancy by Lessee for the purposes referred to in Paragraph 8, Lessor shall complete any necessary repairs in a diligent manner and this Lease shall remain in full force and effect with a just and proportionate abatement of the Monthly Base Rent and Additional Rent, based on the extent to which Lessee’s use of any portion of the Premises is completely impaired thereafter. If after a partial taking, the Premises are not reasonably suitable for Lessee’s continued use and occupancy for the uses permitted herein, Lessee may terminate this Lease effective on the earlier of the date title vests in the public authority or the date possession is taken. Subject to the provisions of Paragraph 21(a), the entire award for such taking shall be the property of Lessor.

22.    Remedies. If Lessee fails to make any payment of rent or any other sum due under this Lease for five (5) days after receipt by Lessee of written notice from Lessor; or if Lessee fails to comply with any term, provision or covenant of this Lease and does not cure such failure within fifteen (15) days after receipt by Lessee of written notice from Lessor or such shorter cure period as may be specified in this Lease following notice of Lessee’s failure to comply (unless such default is incapable of cure within fifteen (15) days) and Lessee commences cure within fifteen (15) days and thereafter diligently prosecutes the cure to completion within a reasonable time, not to exceed thirty (30) days); or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law (except as expressly permitted by other provisions of this Lease); or if Lessee makes a general assignment for the benefit of its creditors; or if this Lease is rejected (i) by a bankruptcy trustee for Lessee, (ii) by Lessee as debtor in

29.

possession, or (iii) by failure of Lessee as a bankrupt debtor to act timely in assuming or rejecting this Lease; then any of such events shall constitute an event of default and breach of this Lease by Lessee and Lessor may, at its option, elect the remedies specified in either subparagraph (a) or (b) below. Any such rejection of this Lease referred to above shall not cause an automatic termination of this Lease. Whenever in this Lease reference is made to a default by Lessee, such reference shall refer to an event of default as defined in this Paragraph 22.

(a)    Lessor may repossess the Premises and remove all persons and property therefrom. If Lessor repossesses the Premises because of a breach of this Lease, this Lease shall terminate and Lessor may recover from Lessee:

(1)    the worth at the time of award of the unpaid rent which had been earned at the time of termination including interest thereon at a rate equal to the discount rate established by the Federal Reserve Bank of San Francisco for member banks, plus one percent (1%), or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(2)    the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, including interest thereon at a rate equal to the Federal discount rate plus one percent (1%) per annum, or the maximum legal rate of interest, whichever is less, from the time of termination until paid;

(3)    the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided discounted at the discount rate established by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); and

(4)    any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s breach or by Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

(b)    If Lessor does not repossess the Premises, then this Lease shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession and Lessor may enforce all of its rights and remedies under this Lease, including the right to recover the rent and other sums due from Lessee hereunder. For the purposes of this Paragraph 22, the following do not constitute a repossession of the Premises by Lessor or a termination of the Lease by Lessor:

(1)    Acts of maintenance or preservation by Lessor or efforts by Lessor to relet the Premises; or

(2)    The appointment of a receiver by Lessor to protect Lessor’s interests under this Lease.

(c)    Lessor’s failure to perform or observe any of its obligations under this Lease or to correct a breach of any warranty or representation made in this Lease within thirty (30) days after receipt of written notice from Lessee setting forth in reasonable detail the nature and extent

30.

of the failure referencing pertinent Lease provisions or if more than thirty (30) days is required to cure the breach, Lessor’s failure to begin curing within the thirty (30) day period and diligently prosecute the cure to completion, shall constitute a default. If Lessor commits a default, Lessee’s sole remedy shall be to institute an action against Lessor for damages or for equitable or injunctive relief, but Lessee shall not have the right to punitive damages, consequential damages, rent abatement, offset against rent, or to terminate this Lease in the event of any default by Lessor.

(d)    All covenants and agreements to be performed by Lessee under this Lease shall be at its sole cost and expense and without abatement of rent or other sums due under this Lease, unless otherwise specified in this Lease. If Lessee shall fail to pay any sum of money required to be paid by Lessee under this Lease or shall fail to perform any other act on Lessee’s part to be performed under this Lease within the time periods described in the first paragraph of Paragraph 22(a), Lessor may, but shall not be obligated so to do and without waiving or releasing Lessee from any obligations of Lessee, make any such payment or perform any such other act on Lessee’s part to be made or performed as provided in this Lease. All sums paid by Lessor, whether to fulfill Lessee’s unfulfilled payment obligations, to perform Lessee’s unfulfilled performance obligations, or to compel Lessee to fulfill or perform its obligations under this Lease, and all incidental costs, including attorneys’ fees, plus an administrative fee of five percent (5%) of all amounts so expended by Lessor, shall be deemed additional rent hereunder and shall be payable to Lessor upon demand.

23.    Lessee’s Personal Property. If any personal property of Lessee remains on the Premises after (1) Lessor terminates this Lease pursuant to Paragraph 22 above following an event of default by Lessee, or (2) after the expiration of the Lease Term or after the termination of this Lease pursuant to any other provisions hereof, Lessor shall give written notice thereof to Lessee pursuant to applicable law. Furthermore, Lessor shall thereafter release, store, and dispose of any such personal property of Lessee in accordance with the provisions of applicable law. Lessor agrees that if Lessee grants to a lender a first priority security interest in certain items of Lessee’s furniture, equipment and other personal property which are not affixed to the Building (collectively, the “Collateral”), then, in such event, Lessor agrees that such lender’s rights in the Collateral shall be superior to any right or claim which Lessor may have or hereafter acquire in the Collateral. Within fifteen (15) days following Lessee’s request, Lessor shall execute a document reasonably acceptable to Lessor to (1) evidence Lessor’s acknowledgment that Lessor’s rights in the Collateral will be subject and subordinate to the lender’s rights in the Collateral; provided, however, that Lessor shall continue to retain all rights and remedies available at law, including, without limitation, a right to bring an action in unlawful detainer and trespass for Lessee’s nonpayment of rent under this Lease or any other breaches of this Lease, and (ii) give any lender holding a security interest or lien on Lessee’s personal property reasonable rights of access to the Premises to remove such Lessee’s personal property, provided that the document submitted to Lessor for execution by Lessor shall contain a detailed inventory describing Lessee’s personal property, and such lender shall expressly agree in such document for the benefit of Lessor to repair at such lender’s expense any damage caused by such removal.

24.    Notices. All notices, demands, consents or approvals (collectively, “Notices”) which may or are required to be given by either party to the other under this Lease shall be in writing and shall be deemed to have been fully given (a) when received or refused, if personally delivered, (b) three (3) business days after being deposited in the United States mail, postage

31.

prepaid, sent by Certified or Registered Mail, (c) one (1) business day after being deposited with a nationally recognized overnight courier service or (d) except for notices under Section 22, upon receipt by electronic mail, provided that that such notice is also promptly delivered by one of the methods described in subparagraphs (a), (b) or (c) of this Paragraph 24. Each Notice shall be addressed to Lessor and Lessee at the following address or to such place as either party may from time to time designate in a written notice to the other party:

Lessor:	Menlo Park Portfolio

c/o Tarlton Properties, Inc.

1530 O’Brien Drive, Suite C

Menlo Park, California 94025

Attention: John C. Tarlton, President

Telephone: (650) 330-3600

Email: JTarlton@tarlton.com

Lessee:	Before the Commencement Date:

Forty Seven, Inc.

1661 Page Mill Road, Suite C

Palo Alto, CA 94304

Attention: Kyle Elrod, Sr. Director Operations

Email: kelrod@fortyseveninc.com

After the Commencement Date:

Forty Seven, Inc.

1490 O’Brien Drive, Suite A

Menlo Park, California 94025

Attention: Kyle Elrod, Sr. Director Operations

Email: kelrod@fortyseveninc.com

25.    Estoppel Certificate. Lessee and Lessor shall within ten (10) days following request by the other party (the “Requesting Party”), execute and deliver to the Requesting Party an estoppel certificate (1) certifying that this Lease has not been modified and certifying that this Lease is in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect; (2) stating the date to which the rent and other charges are paid in advance, if at all; (3) stating the amount of any Security Deposit held by Lessor; (4) acknowledging that there are not, to the responding party’s knowledge, any uncured defaults on the part of the Requesting Party hereunder, or if there are uncured defaults on the part of the Requesting Party, stating the nature of such uncured defaults; and (5) any other provisions reasonably requested by either party.

26.    Signage. Lessee shall have the use of Lessee’s Pro Rata Share of the monument sign for Building 10 for Lessee’s sign. Lessee may place Lessee’s vinyl lettering signage on the glass near the front door entrance to the Building and in the interior of the Building, subject to Lessor’s reasonable requirements and consent and subject to the requirements of the City of Menlo Park. All of Lessee’s signage shall comply with the City of Menlo Park sign ordinances and regulations and shall be subject to Lessor’s approval as to the specific location, size and design thereof. The cost of the installation of Lessee’s signage on the glass near the front entrance to the

32.

Building and on the monument shall be paid by Lessee and the standard directory and suite entry signage shall be paid as set forth herein. Lessee shall be required to use Lessor’s sign vendor for the monument signage, building directory and suite entry signage. Lessor shall pay the costs for the standard directory and suite entry signage up to a maximum amount of Five Hundred Dollars ($500). Any additional signage shall be subject to Lessor’s prior approval and, if approved, shall be installed at Lessee’s expense.

27.    Real Estate Brokers. Lessee’s broker is Kidder Matthews (“Lessee’s Broker”) and Lessor’s broker is Kidder Matthews (“Lessor’s Broker” and collectively with Lessee’s Broker, the “Brokers”). Lessor shall pay a leasing commission to the Brokers pursuant to a separate agreement. Each party represents and warrants to the other party that it has not had any dealings with any real estate broker, finder, or other person with respect to this Lease other than Lessee’s Broker and Lessor’s Broker and each party shall hold harmless the other party from all damages, expenses, and liabilities resulting from any claims that may be asserted against the other party by any broker, finder, or other person with whom the other party has or purportedly has dealt, other than the above named brokers.

28.    Parking. Lessee shall have the right to the nonexclusive use of sixty five (65) unreserved on-site vehicular parking spaces on the Land at no additional cost to Lessee in the parking area for the Building; provided, however, that twenty-one (21) of the foregoing parking spaces may be located in nearby parking areas in Menlo Business Park located no more than two hundred and fifty (250) paces from the Premises, such use shall be subject to such rules and regulations for such parking facilities which may be established or altered by Lessor at any time from time to time during the Lease Term, provided that such rules and regulations shall not unreasonably interfere with Lessee’s parking rights. Vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas reserved for deliveries, or loading or unloading.

29.    Subordination; Attornment.

(a)    This Lease, without any further instrument, shall at all times be subject and subordinate to the lien of any and all mortgages and deeds of trust which may now or hereafter be placed on, against or affect Lessor’s estate in the real property of which the Premises form a part, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof.

(b)    In confirmation of such subordination, Lessee covenants and agrees to execute and deliver within ten (10) days of Lessor’s request any certificate or other instrument which Lessor may reasonably deem proper to evidence such subordination in commercially reasonable form (which document recognizes Lessee’s rights under this Lease), without expense to Lessee; provided, however, that if any person or persons purchasing or otherwise acquiring the real property of which the Premises form a part by any sale, sales and/or other proceedings under such mortgages and/or deeds of trust, shall elect to continue this Lease in full force and effect in the same manner and with like effect as if such person or persons had been named as Lessor herein, then this Lease shall continue in full force and effect as aforesaid, and Lessee hereby attorns and agrees to attorn to such person or persons in writing upon request.

33.

(c)    If Lessee is notified in writing of Lessor’s default under any deed of trust affecting the Premises and if Lessee is instructed in writing by the party giving notice to make Lessee’s rental payments to such beneficiary, Lessee shall comply with such request without liability to Lessor (and with full credit of any amounts paid to such party by Lessee to the corresponding amounts owed to Lessor) until Lessee receives written confirmation from such party that such default has been cured by Lessor and that the deed of trust has been reinstated.

30.    No Termination Right. Lessee shall not have the right to terminate this Lease as a result of any default by Lessor, and Lessee’s remedies in the event of a default by Lessor shall be limited to the remedy set forth in Paragraph 22(c). Lessee expressly waives the defense of constructive eviction.

31.    Lessor’s Entry. Except in the case of an emergency and except for permitted entry during Lessee’s normal working hours or for regularly scheduled maintenance, both of which may occur without prior notice to Lessee, Lessor and Lessor’s agents shall provide Lessee with at least twenty-four (24) hours’ notice prior to entry of the Premises. Lessor may enter the Premises for any reasonable purpose related to Lessor’s ownership of the Property. Such entry by Lessor and Lessor’s agents shall not impair Lessee’s operations more than reasonably necessary and shall comply with Lessee’s reasonable security and if entering the clean facility hygiene measures, if any. Lessor and Lessor’s agents shall at all times be accompanied by Lessee during any such entry except in case of emergency and except for janitorial work. Lessor may enter the Premises at any time without prior notice to Lessee if the Premises are vacant, if Lessee is no longer conducting its ordinary business at the Premises, or if Lessee has made a general assignment for the benefit of creditors.

32.    Attorneys’ Fees. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the provisions of this Lease or for recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party costs of suit and reasonable attorneys’ fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

33.    Quiet Enjoyment. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions, and provisions on Lessee’s part to be observed and performed under this Lease within applicable notice and cure periods, Lessee shall have quiet enjoyment and possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

34.    Financial Information. Lessee represents and warrants to Lessor that all financial and other information that it has provided to Lessor prior to the date of this Lease is true, correct and complete as of the date thereof.

35.    SDN List. Lessee represents and warrants to Lessor that Lessee is not, and the entities that own or control Lessee, or that may be owned or controlled by Lessee (in all cases, other than through the ownership of publicly traded, direct or indirect ownership interests) (each a “Subject Lessee Party”) are not, (i) in violation of any Applicable Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 or published by the Office of Foreign Assets Control, U.S. Department

34.

of the Treasury (“OFAC”) for the purpose of identifying suspected terrorists or on the most current list published by the OFAC at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list which identifies an “Specially Designated National” or “blocked person” (either of which are referred to herein as a “SDN”). If at any time during the Lease Term Lessor discovers that Lessee has breached the foregoing representations and warranties, or Lessor reasonably believes that Lessee or any Subject Lessee Party is in violation of any Applicable Laws relating to terrorism or money laundering or that Lessee or any Subject Lessee Party is identified as an SDN, Lessee shall be deemed in default under this Lease following three (3) days written notice from Lessor to Lessee unless, within such three day period, Lessee delivers written evidence, reasonably acceptable to Lessor, that Lessee is not in violation of such Applicable Laws or that Lessee (or the Subject Lessee Party, as applicable) is not a person or entity identified as an SDN. Except as otherwise expressly provided in the foregoing sentence, and without further notice, any default by Lessee under this Paragraph 35 shall be deemed an incurable default by Lessee and, in addition to any other rights and remedies that Lessor may have upon such default, Lessor shall also have the right to immediately terminate this Lease upon written notice to Lessee and recover possession of the Premises.

36.    Right of First Offer. If at any time during the Term space in the remainder of Building 10 becomes available for lease (the “Available Space”), then Lessor, prior to entering into a lease with any third party respecting the Available Space, shall first offer to lease the same to Lessee by delivery of notice to Lessee (the “Availability Notice”). The Availability Notice shall set forth the terms upon which Lessor would be willing to lease to Lessee the Available Space, as determined by Lessor in its sole discretion. Lessee shall have ten (10) days after receipt of the Availability Notice to unconditionally accept in writing or reject the terms set forth in the Availability Notice it being understood that Lessee’s failure to respond within the foregoing period shall be deemed a rejection of such terms. If Lessee does not unconditionally accept in writing the terms set forth in the Availability Notice within such ten (10) day period, then Lessee’s rights under this Paragraph shall lapse and terminate and Lessor shall be entitled to lease the Available Space to any other party on such terms as Lessor desires; provided that the rental rate (taking into account adjustments for any differences between so-called “net” leases and “gross” leases) and Lessee improvement allowance, if any, shall not be materially less than that originally offered to Lessee, unless Lessor has first again offered the Available Space to Lessee for lease on the terms offered to the third party in accordance with the procedures specified above in this Paragraph. If Lessee accepts in writing the terms set forth in the Availability Notice, then for the period starting on the date of Lessee’s delivery of the Availability Notice to Lessee and ending thirty (30) days thereafter (the “Waiting Period”), Lessor shall not enter into any binding agreement to lease the Available Space to any other party, provided Lessor shall have the right to market the Available Space for lease. During the Waiting Period, Lessor and Lessee shall negotiate in good faith the terms of a definitive written amendment to this Lease (a “Definitive Lease Amendment”), consistent with the terms set forth in the Availability Notice and otherwise consistent with the terms and conditions set forth in this Lease or reasonably acceptable to Lessor and Lessee. If Lessee and Lessor fail to execute and deliver a Definitive Lease Amendment within the Waiting Period, then Lessee’s rights under this Paragraph shall lapse and terminate, and Lessor shall be entitled to lease the Available Space to any other party on such terms as Lessor desires; provided that the rental rate (taking into account adjustments for any differences between so-called “net” leases and “gross” leases) and Lessee improvement allowance, if any, shall not be materially less than that originally offered to Lessee, unless Lessor has first again offered the Available Space to

35.

Lessee for lease on the terms offered to the third party in accordance with the procedures specified above in this Paragraph. Lessor shall not be required to offer the Available Space to Lessee during any period in which an event of default beyond applicable notice and cure periods has occurred and is continuing. Furthermore, unless expressly mentioned and approved in the written consent of Lessor to any assignment or sublet as provided in this Lease, the right of first offer to lease under this Paragraph 36 is granted for the personal benefit of Forty Seven, Inc., or a Permitted Transferee and may not be assigned or transferred by Forty Seven, Inc. to anyone other than a Permitted Transferee.

37.    Early Access Period. Commencing on the date hereof but subject to the satisfaction of the conditions precedent set forth in this Paragraph 37 (the “Early Access Period”), Lessee shall have the right to access the Premises for the purpose of the installation of furniture, fixtures and equipment including laboratory set up therein; provided, however, that during such Early Access Period, all of the terms and conditions of this Lease shall apply; provided further, however, that during such Early Access Period, Lessee shall not be obligated to pay Monthly Base Rent or Additional Rent or utilities for the Premises so accessed by Lessee until the occurrence of the Commencement Date. Such early access shall be at Lessee’s sole risk and conditioned upon full execution of this Lease and delivery to Lessor of payment of Base Rent, Additional Rent and Security Deposit in accordance with Paragraph 4(b) of this Lease, and insurance certificates evidencing that Lessee has obtained the insurance required pursuant to this Lease. Lessee shall not conduct its business in the Premises at any time during such Early Access Period. In addition to the foregoing, Lessor shall have the right to impose such reasonable additional conditions on Lessee’s early entry as Lessor shall deem appropriate.

38.    General Provisions.

(a)    Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture of any association between Lessor and Lessee, and neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

(b)    Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and except as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors, and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering, or subletting of all or any part of Lessee’s interest in this Lease.

(c)    The captions of the paragraphs of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

(d)    This Lease is and shall be considered to be the only agreement between the parties hereto and their representatives and agents. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties and all reliance with respect to representations is solely upon the representations and agreements contained in this instrument.

36.

(e)    The laws of the State of California shall govern the validity, performance, and enforcement of this Lease. Notwithstanding which of the parties may be deemed to have prepared this Lease, this Lease shall not be interpreted either for or against Lessor or Lessee, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

(f)    Time is of the essence with respect to the performance of each of the covenants and agreements contained in this Lease.

(g)    Recourse by Lessee for breach of this Lease by Lessor shall be expressly limited to the amount of Lessor’s interest in the Property and the rents, issues, insurance, condemnation, and sales proceeds actually received by Lessor, and profits therefrom, and in the event of any such breach or default by Lessor, Lessee hereby waives the right to proceed against any other assets of Lessor or against any other assets of any manager or member of Lessor.

(h)    Any provision or provisions of this Lease which shall be found to be invalid, void or illegal by a court of competent jurisdiction, shall in no way affect, impair, or invalidate any other provisions hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(i)    This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

(j)    Each party represents to the other that the person signing this Lease on its behalf is properly authorized to do so, and in the event this Lease is signed by an agent or other third party on behalf of either Lessor or Lessee, written authority to sign on behalf of such party in favor of the agent or third party shall be provided to the other party hereto either prior to or simultaneously with the return to such other party of a fully executed copy of this Lease.

(k)    No binding agreement between the parties with respect to the Premises shall arise or become effective until this Lease has been duly executed by both Lessee and Lessor and a fully executed copy of this Lease has been delivered to both Lessee and Lessor.

(l)    Lessor and Lessee acknowledge that the terms and conditions of this Lease constitute confidential information of Lessor and Lessee. Each party shall use its reasonable good faith efforts to prevent the dissemination orally or in written form, of this Lease, lease proposals, lease drafts, or other documentation containing the terms, details or conditions contained herein to any third party without obtaining the prior written consent of the other party, except to the attorneys, accountants, lenders, investors, potential investors, potential business or merger partners, potential subtenants and assignees, or other authorized business representatives or agents of the parties, or except to the extent required to comply with applicable laws, including any filings by Lessee pursuant to state or federal securities laws. Neither Lessor nor Lessee shall make any public announcement of the consummation of this Lease transaction without the prior approval of the other party. A violation of this subparagraph (1) shall not permit either party to terminate this Lease. Nothing in this Paragraph shall prevent Lessor from submitting a copy of this Lease to the Court in connection with any action to enforce the provisions hereof.

37.

(m)    Except as provided in Paragraph 22(c), the rights and remedies that either party may have under this Lease or at law or in equity, upon any breach, are distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them shall be deemed to be exclusive of any other.

(n)    Lessee waives any claim for consequential damages which Lessee may have against Lessor for breach of or failure to perform or observe the requirements and obligations created by this Lease.

(o)    Lessor and Lessee each agree to and they hereby do, to the maximum extent permitted by law, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Premises and/or any claim of injury or damage, and any statutory remedy.

(p)    In the event that the Lessee is permitted and elects to contract directly for the provision of electricity, gas and/or water services to the Premises with the third-party provider thereof (all in Lessor’s reasonable discretion), Lessee shall within ten (10) business days following its receipt of written request from Lessor, provide Lessor with a copy of each requested invoice from the applicable utility provider. Lessee acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Lessor may be required to disclose information concerning Lessee’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Lessee Energy Use Disclosure”). Lessee hereby (i) consents to all such Lessee Energy Use Disclosures, and (ii) acknowledges that Lessor shall not be required to notify Lessee of any Lessee Energy Use Disclosure. Further, Lessee hereby releases Lessor from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Lessee Energy Use Disclosure. The terms of this Paragraph 36(p) of the Lease shall survive the expiration or earlier termination of this Lease.

(q)    Lessee hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Building nor the Premises has undergone inspection by a Certified Access Specialist (CASp). Lessee shall not engage any CASp to inspect the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Lessor may require that Lessee select a CASp approved by Lessor for any inspection of the Premises.

(r)    This Lease shall not be recorded.

(s)    This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called “pdf’ format shall be legal and binding and shall have the same full force and effect as if an original of this Agreement had been delivered. Lessor and

38.

Lessee (i) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Agreement based on the foregoing forms of signature

(t)    Whenever this Lease requires an approval, consent, determination, selection or judgment by either Lessor or Lessee, unless another standard is expressly set forth, such approval, consent, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

(u)    Any expenditure by a party permitted or required under this Lease, for which such party demands reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party.

39.

IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Lease as of the date first set forth herein.

“Lessor” MENLO PREHC I, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ Jeffrey D. Uittenbogaard
Jeffrey D. Uittenbogaard
Investment Director

By	/s/ Kevin R. Anderegg
Kevin R. Anderegg
Assistant Managing Director

MENLO PREPI I, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ Jeffrey D. Uittenbogaard
Jeffrey D. Uittenbogaard
Investment Director

By	/s/ Kevin R. Anderegg
Kevin R. Anderegg
Assistant Managing Director

TPI INVESTORS 9, LLC, a California limited liability company,

By	/s/ John C. Tarlton
John C. Tarlton
Manager

40.

“Lessee” FORTY SEVEN, INC., a Delaware corporation

By:	/s/ Jonathan MacQuitty
Jonathan MacQuitty
Chief Executive Officer

41.

EXHIBIT “A”

Legal Description of 1490 O’Brien Drive, Menlo Park CA

The land referred to in this Exhibit is situated in the State of California, County of San Mateo, City of Menlo Park and is described as follows:

PARCEL D:

PARCEL I:

Lot 10, as shown on that certain map entitled “MENLO BUSINESS PARK, MENLO PARK, SAN MATED COUNTY, CALIFORNIA”, filed in the office of the County Recorder of San Mateo County, State of California, on April 9, 1984 in Book 111 of Maps at pages 50, 51 and 52.

PARCEL II:

Easement for parking, ingress, egress, and landscaping on and across the following described Parcels:

BEGINNING at the Northwesterly corner of Lot 10 above described and running thence North 2° 12’ 04” West 80 feet; thence North 89° 11’ 17” East 280.08 feet; thence South 20 12’ 04” East 80 feet to the Northerly line of said Lot 10; thence along said last mentioned line, South 89° 11’ 17” West 280.08 feet to the point of the beginning.

A.P. No: 055-473-120 JPN 111 050 000 10 T

055-473-130

EXHIBIT “A”

EXHIBIT “B”

MENLO BUSINESS PARK MASTER PLAN

EXHIBIT “B”

EXHIBIT “C”

Floor Plan of Premises

EXHIBIT “C”

Floor Plan of Premises

(Continued)

EXHIBIT “C”

EXHIBIT “D”

Commencement Memorandum

To:	Date:	20

Re:	Lease dated , 20 between MENLO PREHC I, LLC, a Delaware limited liability company, MENLO PREPI I, LLC, a Delaware limited liability company, and TPI Investors 9, LLC, a California limited liability company, hereafter collectively referred to as Lessor, and FORTY SEVEN, INC., a Delaware corporation, Lessee, concerning the Premises consisting of approximately twenty one thousand five hundred nineteen (21,519) rentable square feet in the building commonly known as 1490 O’Brien Menlo Park, California.

Gentlemen:

In accordance with the subject Lease, we hereby confirm the following:

1.    That the Premises have been unconditionally accepted by Lessee, except as noted on the attached.

2.    That Lessee has possession of the Premises and acknowledges that pursuant to the Lease, the initial term of the Lease commenced on                      , 20     (the “Commencement Date”), and shall expire on, 20__.

3.    That in accordance with the provisions of the Lease, Monthly Base Rent and Additional Rent commenced to accrue on                     , 20    .

4.    Thereafter, rent is due and payable in advance on the first day of each month during the term of the Lease. Rent checks should be made payable to Lessor, c/o Tarlton Properties, Inc., 1530 O’Brien Drive, Suite C Menlo Park, California 94025.

AGREED AND ACCEPTED

LESSEE:	LESSOR:

EXHIBIT “D”

EXHIBIT “E”

Lessee’s Hazardous Materials

GUIDE TO HAZARD QUANTITIES

HAZARD		LBS	GALS	CUFT
3	Flammable liquid (main hazard)	0.00	11.69
6.1	Toxic Solid or Liquid (main hazard)	0.17	0.01	0.00
8	Corrosive (main hazard)	0.01	1.97	0.00
9	Other miscellaneous hazard	4.01	12.28	0.00
10	Non-hazardous	0.69	0.00	0.00
12	Severely toxic	0.13	0.00	0.00
13	Moderately toxic	0.02	0.17	0.00
14	Slightly toxic	0.59	2.26	0.00
15	Flammable	0.00	3.89	0.00
16	Combustible	0.00	4.63	0.00
20	Water Reactive	0.01	0.00	0,00
21	Corrosive	0.01	0.30	0.00
22	Acid	0.56	1.69	0.00
23	Base	0.00	0.03	0.00
25	Carcinogen	0.01	3.26	0.00
27	Suspect carcinogen/mutagen	0.02	0.14	0.00
30	Unstable with age	0.00	1.06	0.00
32	Skin irritant	0.91	20.20	0.00
35	Stench	0.00	0.02	0.00
36	Sensitizer	0.63	1.67	0,00
37	Hepatotoxin	0.01	5.96	0.00
38	Nephrotoxin	0.01	6.98	0.00
39	Neurotoxin	0.07.	1.36	0.00
40	Blood and Hemapoietic toxin	0.06	0.03	0.00
41	Lung irritant	0.91	20.17	0.00
42	Eye irritant	0.91	20.15	0.00
43	Mucous membrane damage	0.02	2.00	0.00
44	Water Reactive corrosive	0.00	0.14	0.00
45	Skin-absorbable poison	0.12	3.18	0.00
56	Possible skin/eye/lung irritant	3.27	7.48	0,00
65	California Prop. 65 Carcinogen	0.02	1.14	0.00
66	California Prop. 65 Reproductive toxin	0.58	5.64	0.00
71	Peroxide Forming Material	0.00	1.06	0.00
72	Teratogen	0.02	0.15	0.00

EXHIBIT “E”

HAZARDOUS MATERIAL INVENTORY
Qty	Unit	Chemical Name	Hazd	Other Hazards	Storage Grp
10	G	(+)-alpha-tocopherol acetate	Ø	not classified, look at MSDS	U
100	MG	(S)-( )-Camptothecin	6.1	13,27,56	G
500	ML	1-butanol	3	14,15,32,39,41,42	L
5	G	2,2’-azino-bis diammonium salt		not classified, look at MSDS	U
100	UNITS	2,2’-azino-bis diammonium salt	Ø	not classified, look at MSDS	U
25	ML	2-mercaptoethanol	3	13,16,21,35,43,45	L
500	ML	2-propanol	3	15,30,32,38,39,41,42,71	L
500	ML	2-propanol	3	15,30,32,38,39,41,42,71	L
500	G	20xSSC		not classified, look at MSDS	U
1	L	4% PFA		not classified, look at MSDS	u
5	MG	5-AZ.A-2’-DEOXYCYTIDINE	9	14,32,41,42	A
100	MG	5-Azacytidine	9	14,25,37,56,65	G
100	ML	accustain		not classified, look at MSDS	U
1	L	acetic acid	8	3,14,16,21,22,43	D
500	ML	acetone	3	15,32,37,38,41,42	L
500	ML	acetone	3	15,32,37,38,41,42	L
100	ML	acetonitrile	3	14,15,32,37,38,41,42	L
250	G	acetylsalicylic acid	9	14,22,32,36,41,42,66	D
100	G	Albumin	10		G
10	G	Albumin	10		G
100	G	albumin	10		G
1	MG	aprotinin bovine	9	56	G
5	G	Arsenic Trioxide	6.1	12,27,32,41,42,43,65,66 ,72	G
250	MG	beta-nicotinamide adenine dinucleotide 2’-phosphate reduced tetrasodium salt hydrate	9	56	G
16	MG	bis suberate	Ø	not classified, look at MSDS	U
1	GALLON	Bleach	9	32,41,42	E
1	GALLON	Bleach	9	32,41,42	E
1	GALLON	Bleach	9	32,41,42	E
1	GALLON	Bleach	9	32,41,42	E
1	GALLON	Bleach	9	32,41,42	E
1	GALLON	Bleach	9	32,41,42	E
2.83	L	Bleach	9	32,41,42	E
1	GAL	bouin’s fluid	8	14,22,25,36,43,65	D
5	G	caffeine	6.1	13,32,39,41,42	G
5	G	CIPROFLOXACIN	9	14,56	G
1	L	Clearity		not classified, look at MSDS	u
225	ML	column preparation solution		not classified, look at MSDS	U
1	L	Coomassie Brilliant Blue G-250	9	56	G
5	MG	cytochalasin D	6.1	12,27	G
100	MG	cytosine B-D-arabinofurandside free base	9	27,36,56,66	G
100	MG	cytosine B-D-Arabinofuranoside free base	9	27,36,56,66	G
25	G	D-( )-Trehalose, Dihydrate	9	56	G
100	G	D-( )-Trehalose , Dihydrate	9	56	G

EXHIBIT “E”

HAZARDOUS MATERIAL INVENTORY
Qty	Unit	Chemical Name	Hazd	Other Hazards	Storage Grp
1	.QT	decalcifier	8	43	F
250	ML	Dimethyl Sulfoxide	3	16,36,56	L
100	ML	Dimethyl sulfoxide	3	16,36,56	L
100	ML	Dimethyl Sulfoxide Hybri-MaxSterile	3	16,36,56	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ethyl alcohol	3	15,25,32,37,38,41,42,66	L
1	PINT	ETHYL ALCOHOL 200 proof	3	15,25,32,37,38,41,42,66	L
1	MG	Fibronectin	10		G
100	ML	ficoll	9	56	G
100	ML	ficoll	9	56	G
100	ML	ficoll	9	56	G
200	ML	formaldehyde	3	14,16,27,32,36,37,38,41,42,6 5.66	L
100	ML	formamide	9	14,32,37,38,39,41,42,72	L
100	G	GELATIN	10		G
500	ML	Giemsa stain	3	14,15,32,41,42,66	L
500	ML	glycerol	9	56	L
500	ML	glycerol	9	56	L
4	L	HARLECO EMC Hemacolor Solution I	3	32,37,38,41,42,45,66	L
4	L	Harleco Hemacolor Solution 2	9	56	G
4	L	Harleco Hemacolor Solution 3	9	56	G
10	G	hexadimethrine bromide	6.1	56	G
1	GAL	histo-clear	3	16,32,41,42,56	L
1	GAL	histo-clear	3	16,32,41,42,56	L
1	GAL	histo-clear	3	16,32,41,42,56	L
1	GAL	histo-clear	3	16,32,41,42,56	L
100	ML	histopaque 1119-1	9	36,56	G
100	ML	histopaque 1119-1	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-1077	9	36,56	G
100	ML	HISTOPAQUE-119	9	36,56	G
1	MG	human IgG1	10		G
1	MG	human IgG1 Kappa	10		G
1	MG	human IgG1 Kappa	10		G
1	MG	human IgG1 Kappa	10		G
500	ML	Hydrochloric Acid	8	12,22,43,44	F
500	ML	Hydrogen Peroxide, 3%	9	56	G
20	MG	IDH1	Ø	not classified, look at MSDS	U
1	MG	ionomycin	9	56	D

EXHIBIT “E”

HAZARDOUS MATERIAL INVENTORY
Qty	Unit	Chemical Name	Hazd	Other Hazards	Storage Grp
1	L	lsopropanol	3	15,30,32,38,39,41,42,71	L
1	L	Isopropanol	3	15,30,32,38,39,41,42,71	L
1	L	Isopropanol	3	15,30,32,38,39,41,42,71	L
500	G	Kaliphor EL, ph-range, 6.0-8.0	Ø	not classified, look at MSDS	U
100	MG	L-ascorbic acid	9	56	G
4	L	Methanol	3	32,37,38,41,42,45,66	L
4	L	Methanol	3	32,37,38,41,42,45,66	L
25	ML	Monothioglycerol	9	14,32,35,41,42	L
25	G	N,N’-dicyclohexylcarbodii mide	6.1	56	G
1	Unit	Neuraminidase	Ø	not classified, look at MSDS	U
375	ML	neutralization solution	Ø	not classified, look at MSDS	U
1	L	neutralizing solution		not classified, look at MSDS	U
100	UNIT	o-Phenylenediamine dihydrochloride	9	14,27,32,36,37,38,41,42,65	G
1	G	0-phenylenediami ne dihydrochloride	9	14,27,32,36,37,38,41,42,65	G
1	G	0-phenylenediamine tablets	6.1	13,27,32,36,37,40,41,42,45,6,5	A
250	ML	optiprep density gradient medium	9	56	G
1	GAL	overnight bone decalcifier		not classified, look at MSDS	U
100	MG	Oxypurinol	9	32,41,42	G
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36.41.42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
10	ML	paraformaldehyde	3	14,16,27,32,36,41,42,65	L
100	ML	paraformaldehye 40°/0	3	14,16,27,32,36,41,42,65	L
100	ML	pa raformaldehye 40’Y°	3	14,16,27,32,36,41,42,65	L
100	MG	pefabloc SC	8	43	G
1	G	PEG-SOD	Ø	not classified, look at MSDS	U
5	G	phenylephrine hydrochloride	Ø	not classified, look at MSDS	U
1	G	phenylmethanesulfonyl fluoride	6.1	13,20,21,43	B
1	MG	phorbol 12-myristate 13-acetate	9	32,41,42	G
1	MG	phorbol 12-myristate 13-acetate	9	32,41,42	‘ G
1	MG	phorbol 12-myristate 13-acetate	9	32,41,42	G
1	MG	Phorbol 12-myristate-13-acetate-	9	32,41,42	G
1	KG	phosal 50PG		not classified, look at MSDS	U
250	G	phosal 50Pg		not classified, look at MSDS	U
1	PINT	phosphate buffer	9	56	G
1	G	phosphate citrate buffer with sodium perborate capsules	6.1	32,41,42	G
50	UNITS	Phosphate-citrate buffer with sodium perborate	6.1	32,41,42	G
1262	MG	phosphate-citrate buffer with sodium perborate capsules	6.1	32,41,42	G
100	ML	phosphoric acid	8	14,22,37,40,43	F
100	ML	poly-l-lysine solution	9	56	G

EXHIBIT “E”

HAZARDOUS MATERIAL INVENTORY
Qty	Unit	Chemical Name	Hazd	Other Hazards	Storage Grp
1	L	polyethylene glycol 400	9	14,56	G
1	L	ponceau s solution	9	32,41,42	G
100	ML	potassium chloride	9	32,42	G
25	G	potassium cyanide	6.1	12,39,40,45,56	c
100	ML	potassium hydroxide	8	14,23,43	c
1	ML	procrit 2000U		not classified, look at MSDS	U
1	ML	protease inhibitor cocktail	3	16,32,41,42	L
10	G	pyronin Y	9	56	G
50	MG	retinoic acid	9	14,56	D
50	MG	ribonuclease A	10		G
20	ML	rimadyl carprofen		not classified, look at MSDS	G
375	ML	RNASE solution	9	32,36,41	G
100	MG	sitagliptin phosphate monohydrate		not classified, look at MSDS	U
100	G	sodium succinate dibasic hexahydrate	9	32,41,42	G
1	L	Sulfuric acid, 2.5N	8	22,43	F
1	L	TAE	9	32,41,42	G
1	L	TAE	9	32,41,42	G
1	L	TAE	9	32,41,42	G
1	L	TAE	9	32,41,42	G
1	L	TAE	9	32,41,42	G
1	L	TAE	9	32,41,42	G
10	G	Tiron	9	32,41,42	G
100	ML	triton X-100	9	14,42,56	G
100	ML	triton X-100	9	14,42,56	G
100	ML	trizol	3	13,16,21,36,43	L
5	G	Trolox	9	14,32,41,42	D
100	ML	Tween 20	9	56	G
500	G	ultrapure formamide	9	14,32,37,38,39,41,42,72	L
1	G	verapami hydrochloride	6.1	13,56	G
375	ML	wash solution 1	9	32,41,42	G
75	ML	wash solution 2	3	14,15,32,37,39,41,42	L
1	PINT	wright giemsa stain	Ø	not classified, look at MSDS	U
5	MG	XAV939		not classified, look at MSDS	U
5	MG	Z-LEU-LEU-LEU-AL	9	56	G

GAS CYLINDERS
QTY	Size	Unit L	Gas	Molecular Formula	CAS	Physical State & Description	Description	Hazards	CGSL Hazard Class
4	K	244	Carbon Dioxide	CO2	124-38-9	Compressed gas	Colorless, odorless, tasteless	Simple asphyxiant	IV
2	K	244	Nitrogen	N2	7727-37-9	Compressed gas	Colorless, odorless, tasteless	Simple asphyxiant	IV
2	K	244	Oxygen	O2	7782-44-7	Compressed gas	Colorless, odorless, tasteless	Oxidizer	IV

12 cartridges Camping Gaz Cv360 Resealable Butane Gas Cartridge for benchtop bunsen burner

EXHIBIT “E”

EXHIBIT “F”

Description of Market Ready Improvements

In accordance with Paragraph 13(a), Lessor shall complete the Market Ready Improvements described herein. The costs of the Market Ready Improvements shall be shared by Lessor and Lessee as set forth in Paragraph 13(a) with Lessor to pay the costs to complete the Market Ready Improvements up to the amount of the Market Ready Improvement Allowance and Lessee to pay such Market Ready Improvement Shortfall as and when required pursuant to Paragraph 13(a).

Lessor shall complete the following Market Ready Improvements:

1.	Demolition of certain interior walls to be agreed by Lessor and Lessee.

2.	New flooring in lab and office area.

3.	New paint for the office and labs.

4.	Installation of Tbar ceiling in certain areas of the Premises with required sprinkler and firm alarm upgrades (Soffit excluded).

5.	Installation of three windows on second floor of Premises

EXHIBIT “F”

EXHIBIT “F-I”

Estimate of Market Ready Improvements and Tenant Improvements

(See Attached)

EXHIBIT “F-1”

EXHIBIT “F-1”

EXHIBIT “G”

Description of Additional Tenant Improvements

In accordance with Paragraph 13(b), Lessor shall complete the Additional Tenant Improvements described herein. The costs of the Additional Tenant Improvements shall be shared by Lessor and Lessee as set forth in Paragraph 13(b) with Lessor to pay the costs to complete the Additional Tenant Improvements up to the amount of the Additional Tenant Improvement Allowance and Lessee to pay such Additional Tenant Improvement Shortfall as and when required pursuant to Paragraph 13(b).

1.	Walls depicted on the following page of this Exhibit “G” (“Additional Tenant Improvement Walls”), which includes one layer of quiet rock on outer side of vivarium’s perimeter wall. The drawing on the following page is only intended to identify the Additional Tenant Improvement Walls and no other Market Ready Improvements or Additional Tenant Improvements.

2.	Electrical adds, modifications and relocations.

3.	Plumbing and sawcutting for additional sinks and gas piping as shown on drawing.
.	(Excludes plumbing for restroom ADA upgrade)

4.	Windows and glass at locations shown on drawing. (Excludes 3 windows upstairs)

5.	Fire alarms

6.	Fire sprinklers

7.	Casework as shown on drawing(Fixed cabinets and fume hood relocation)

8.	HVAC

9.	Coldbox

10.	Confirmed Add/Alts(See list below)

Second layer of quiet to be installed on inner side of vivarium’s perimeter wall.

Double front doors at the main front entrance.

Glass installed in 9 office doors

Replace ceiling panels on second floor

Install soffit at rear window in the main lab

EXHIBIT “G”

Depiction of Additional Tenant Improvement Walls

LEGEND
NOTES
KEYNOTES

TARLTON

1490 O'BRIEN DR - FIRST FLOOR
47 EXECS

B10
Scale: 1/16" = 1'-0"
Date: 03/30/2016

DES

EXHIBIT "G"

WEST\268353228.12
388023-000015

EXHIBIT “G”

<u>Depiction of Additional Tenant Improvement Walls</u>

(Continued)

P.O.
P.O.
P.O.
P.O.
P.O.
P.O.
CONF.
BALCONY
OPEN OFFICE
JAN
COFFEE
SERVER
M
W
P.O.
P.O.
P.O.
P.O.
P.O.
OPEN OFFICE
OPEN OFFICE
P.O.
P.O.
P.O.
COFFEE
LEGEND
KEYNOTES
TARLTON
1490 O'BRIEN DR - SECOND FLOOR
47 EXECS
B10
DES

EXHIBIT "G"

WEST\268353228.12
388023-000015

EXHIBIT “G”